As filed with the Securities and Exchange Commission on October __, 2010
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S-1
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

CLS Capital Group, Inc.
 (Exact Name of Registrant as Specified in its Charter)

Delaware	6159	26-2517715
(State or Other Jurisdiction of Incorporation)	(Primary Standard Industrial Classification Code Number	(I.R.S. Employer Identification No.)

6800 W. Central Avenue, Suite E-1, Toledo, OH 43617 (888) 616-6639

(Address and telephone number of registrant’s principal executive offices)

Approximate date of proposed sale to the public:  From time to time after this Registration Statement becomes effective, as determined by market conditions and other factors.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer," "accelerated filer,” and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Class of Securities to be Registered	Amount to be Registered(1)		Proposed Maximum Offering Price Per Unit		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Primary Offering:
Common Stock, par value $0.0001	5,000,000		$2.00		$10,000,000	(2)	$713.00	(3)
Secondary Offering:
Common Stock, par value $0.0001	184,850		$2.00	(5)	$369,700		$26.36
Total	5,184,850	(4)			$10,369,700		$739.36	(6)

(1)
The shares registered pursuant to this registration statement include 184,850 shares to be offered by the selling stockholders and 5,000,000 shares to be offered by the Company. Pursuant to Rule 416, this registration statement also covers an indeterminate number of additional shares of common stock to prevent dilution resulting from stock splits, stock dividends and similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o).

(3)	Calculated pursuant to Rule 457(o) based on an estimate of the proposed maximum aggregate offering price.

(4)	Represents the Registrant’s shares of common stock being registered for resale that have been issued to the selling stockholders named in this registration statement

(5)
Estimated pursuant to Rule 457(a) of the Securities Act of 1933 solely for the purpose of computing the amount of the registration fee, based on the last private sales price for the common stock of the Registrant as there is currently no public market price for the Registrant’s common stock. Such price was the price per share paid by the investors in the Registrant’s private placement transaction on July 1, 2010, and was determined by the Registrant to be a bona fide estimate of the price per share of the Registrant’s common stock.

(6)	Paid herewith

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer and sale is not permitted.

EXPLANATORY NOTE

This Registration Statement contains two prospectuses, as set forth below.

1.Public Offering Prospectus. A prospectus, or the Public Offering Prospectus, to be used for the public offering of up to 5,000,000 shares of common stock by us.

2.Resale Prospectus. A prospectus, or the Resale Prospectus, to be used for the resale by selling stockholders of up to 184,850 shares of common stock.

The Resale Prospectus is substantively identical to the Public Offering Prospectus, except for the following major items:

1.they contain different outside and inside front covers;

2.they contain different Offering sections in the Prospectus Summary section;

3.they contain different Use of Proceeds sections;

4.the Capitalization and Dilution sections of the Public Offering Prospectus are deleted from the Resale Prospectus;

5.a Selling Stockholder section is included in the Resale Prospectus;

6.references in the Public Offering Prospectus to the Resale Prospectus will be deleted from the Resale Prospectus;

7.a Plan of Distribution is inserted in the Resale Prospectus;

8.the outside back cover of the Public Offering Prospectus is different from the outside back cover of the Resale Prospectus.

We have included in this Registration Statement, after the financial statements, a set of alternate pages to reflect the foregoing differences of the Resale Prospectus as compared to the Public Offering Prospectus.

Subject to Completion, dated October    , 2010

CLS Capital Group, Inc.

5,000,000
Shares of Common Stock
Par Value $0.0001 Per Share
$1.00-$2.00 per share (estimated)

This prospectus relates to the of up to 5,000,000 shares CLS CAPITAL GROUP, INC. (the “Company”) common stock, par value $0.0001 per share.

The Company anticipates that the offering price of its common stock will be between $1.00 and $2.00 per share and the selling stockholders have advised us that they will sell their shares of common stock from time to time in the open market, at the initial offering price of $2.00 per share, which was the price they paid for their shares, until the shares are quoted on the OTC Bulletin Board or national securities exchange, at which point the selling securities holders may sell the registered shares at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or otherwise as described under the section of this prospectus titled “Plan of Distribution.”

Our common stock does not currently trade in the public market.

You should rely only on the information contained in this prospectus or any prospectus supplement or amendment. We have not authorized anyone to provide you with different information.

Investing in these securities involves significant risks.  See “Risk Factors” beginning on page 7.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this Prospectus is October __, 2010.

The information contained in this prospectus is not complete and may be changed.  This prospectus is included in the registration statement that was filed by CLS CAPITAL GROUP, INC. with the Securities and Exchange Commission.  The selling stockholders may not sell these securities until the registration statement becomes effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The Company and the selling stockholders are offering to sell and seeking offers to buy shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock. The prospectus will be updated and updated prospectuses made available for delivery to the extent required by the federal securities laws.

No person is authorized in connection with this prospectus to give any information or to make any representations about us, the selling stockholders, the securities or any matter discussed in this prospectus, other than the information and representations contained in this prospectus. If any other information or representation is given or made, such information or representation may not be relied upon as having been authorized by us or any selling stockholder. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy the securities in any circumstances under which the offer or solicitation is unlawful. Neither the delivery of this prospectus nor any distribution of securities in accordance with this prospectus shall, under any circumstances, imply that there has been no change in our affairs since the date of this prospectus. The prospectus will be updated and updated prospectuses made available for delivery to the extent required by the federal securities laws.

SUMMARY

The following summary highlights selected information contained in this prospectus.  This summary does not contain all the information you should consider before investing in the securities.  Before making an investment decision, you should read the entire prospectus carefully, including the “Risk Factors” section, the financial statements, and the notes to the financial statements.

For purposes of this prospectus, unless otherwise indicated or the context otherwise requires, all references herein to “AAIII,” “we,” “us,” and “our,” refer to CLS CAPITAL GROUP, INC., a Delaware corporation.

THE COMPANY

Business Overview

From inception (April 30, 2008) Accelerated Acquisitions III, Inc. was organized as a vehicle to investigate and, if such investigation warrants, acquire a target company or business seeking the perceived advantages of being a publicly held corporation. Our principal business objectives were to achieve long-term growth potential through a combination with a business rather than immediate, short-term earnings. The Company has not restricted our potential candidate target companies to any specific business, industry or geographical location and, thus, may acquire any type of business.

On April 29, 2008, the Registrant sold 5,000,000 shares of Common Stock to Accelerated Venture Partners, LLC for an aggregate investment of $4,000.00.  The Registrant sold these shares of Common Stock under the exemption from registration provided by Section 4(2) of the Securities Act.

On December 29, 2009, Redell Vincent Napper II and Reynaldo Uballe, Jr. (“Purchasers”) each agreed to acquire 8,500,000 shares of the Company’s common stock par value $0.0001 (17,000,000 shares in the aggregate) for a price of $0.0001 per share.  At the same time, Accelerated Venture Partners, LLC agreed to tender 3,750,000 of their 5,000,000 shares of the Company’s common stock par value $0.0001 for cancellation.  Following these transactions, each of Messrs. Napper and Uballe owned 46.57% of the Company’s 18,250,000 issued and outstanding shares of common stock par value $0.0001 and the interest of Accelerated Venture Partners, LLC was reduced to approximately 6.86% of the total issued and outstanding shares.  Simultaneously with the share purchase, Timothy Neher resigned from the Company’s Board of Directors and Messrs. Napper and Uballe were simultaneously appointed to the Company’s Board of Directors.  Such action represents a change of control of the Company.  The Purchasers used their working capital to acquire the Shares. Prior to the purchase of the shares, the Purchasers were not affiliated with the Company. However, the Purchasers will be deemed affiliates of the Company after the share purchase as a result of their stock ownership interest in the Company. The purchase of the shares by the Purchasers was completed pursuant to written Subscription Agreements with the Company. The purchase was not subject to any other terms and conditions other than the sale of the shares in exchange for the cash payment.

Concurrent with the sale of the shares, the Company filed a Certificate of Amendment to its Certificate of Incorporation with the Secretary of State of Delaware in order to change its name to “CLS Capital Group, Inc.”.

On April 26, 2010, the Company commenced operations as a specialty lender. The Company intends to focus its portfolio in a wide variety of different sectors including but not limited to alternative resources, technology, biotech, insurance, and services.

Also on that April 26, 2010, the Company also entered into an Assignment of Rights Under Servicing Agreements (“Servicing Agreement”) with CLS Capital Group LLC (“LLC”), which was mutually rescinded by the parties on October 4, 2010.  Prior to its rescission, the Company did not undertake any business activities in furtherance of any rights granted under the Servicing Agreement and the Company has no obligations, direct or contingent pursuant to the terms of the Servicing Agreement.

On July 1, 2010, the Company completed an offering of our its common shares under the provisions of the Delaware General Corporation Law and under an exemption detailed in Regulation D issued pursuant to the Securities Act of 1933. We sold a total of 136,850 common shares at a price of $2.00 per share to a total of thirty-eight investors. We raised a total of $273,700 in this offering.

CLS Capital Group, Inc. (formally known as Accelerated Acquisitions III) has become a specialty investor and lender. The Company intends to focus its portfolio in a wide variety of different sectors including but not limited to alternative resources, technology, biotech, insurance, and services. Our investment objective is to maximize our portfolio’s total return by using a financing models that collateralizes traditional loans with investment grade fixed income instruments, such as CD, Bonds, Medium Term Notes, etc. and investing in the debt and/or equity securities of early-stage and smaller companies. We also seek to provide our stockholders with current income on investments in debt securities and long-term capital growth through the appreciation in the value of warrants or other equity instruments that we may receive when we make debt investments or equity investments.

Our capital will generally be invested to purchase investment grade fixed income instruments, such as CD, Bonds, Medium Term Notes, etc. used as collateral by our portfolio companies or invested to finance organic growth, acquisitions, recapitalizations and working capital. Our investment decisions are based on analysis of potential portfolio companies’ business operations supported by an in-depth analysis of assets, including proprietary intangible assets and intellectual property.

THE OFFERING

Common stock currently outstanding	18,386,850 shares(1)
Common stock offered by the Company (2)	5,000,000
Common stock outstanding after the offering (3)	23,386,850
Use of proceeds
Assuming an offer price of $1.50, the midpoint of the range set forth on the cover page of this prospectus, proceeds from this offering will be $7,500,000. We intend to use the proceeds for loans and investments in client companies and for working capital and for general corporate purposes. See “Use of Proceeds” below for more information on the use of proceeds.   We will not receive any proceeds from the sale of common stock offered by this prospectus.

Offering price	$1.00 to $2.00 per share (estimate)
Risk Factors	See “Risk Factors” and other information included in this prospectus for a discussion of the risks you should carefully consider before deciding to invest in our common stock

(1)	Shares of common stock outstanding as of September 21, 2010.
(2)
We are also concurrently registering for resale under a separate Resale Prospectus 184,850 shares of common stock. None of the shares of common stock registered under the Resale Prospectus is being offered by us and we will not receive any proceeds from the sale of those shares.

(3)	Assuming 5,000,000 shares are sold in the offering

RISK FACTORS

Before you invest in our securities, you should be aware that there are various risks. You should consider carefully these risk factors, together with all of the other information included in this annual report before you decide to purchase our securities. If any of the following risks and uncertainties develop into actual events, our business, financial condition or results of operations could be materially adversely affected.

Our independent auditors have expressed substantial doubt about our ability to continue as a going concern, which may hinder our ability to continue as a going concern and our ability to obtain future financing.

In their report dated December 31, 2009 our independent auditors stated that our financial statements for the period ended December 31, 2009 were prepared assuming that we would continue as a going concern. Our ability to continue as a going concern is an issue raised as a result of recurring losses from operations and cash flow deficiencies since our inception. We continue to experience net losses. Our ability to continue as a going concern is subject to our ability to generate a profit and/or obtain necessary funding from outside sources, including obtaining additional funding from the sale of our securities, increasing sales or obtaining loans and grants from various financial institutions where possible. If we are unable to continue as a going concern, you may lose your entire investment.

We were formed in April, 2008 and commenced operations in April 2010, and we therefore have a limited operating history and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objectives.

We are a development stage company with limited operating results to date. Since we do not have an established operating history or regular sales yet, you will have no basis upon which to evaluate our ability to achieve our business objectives.

The absence of any significant operating history for us makes forecasting our revenue and expenses difficult, and we may be unable to adjust our spending in a timely manner to compensate for unexpected revenue shortfalls or unexpected expenses.

As a result of the absence of any operating history for us, it is difficult to accurately forecast our future revenue. In addition, we have limited meaningful historical financial data upon which to base planned operating expenses. Current and future expense levels are based on our operating plans and estimates of future revenue. Revenue and operating results are difficult to forecast because they generally depend on our ability to promote and sell our services. As a result, we may be unable to adjust our spending in a timely manner to compensate for any unexpected revenue shortfall, which would result in further substantial losses. We may also be unable to expand our operations in a timely manner to adequately meet demand to the extent it exceeds expectations.

Our limited operating history does not afford investors a sufficient history on which to base an investment decision.

We are currently in the early stages of developing our business. There can be no assurance that at this time that we will operate profitably or that we will have adequate working capital to meet our obligations as they become due.

Investors must consider the risks and difficulties frequently encountered by early stage companies, particularly in rapidly evolving markets. Such risks include the following:

•	Competition

•	ability to anticipate and adapt to a competitive market;

•	ability to effectively manage expanding operations; amount and timing of operating costs and capital expenditures relating to expansion of our business, operations, and infrastructure; and

•	dependence upon key personnel to market and sell our services and the loss of one of our key managers may adversely affect the marketing of our services.

We cannot be certain that our business strategy will be successful or that we will successfully address these risks. In the event that we do not successfully address these risks, our business, prospects, financial condition, and results of operations could be materially and adversely affected and we may not have the resources to continue or expand our business operations.

We have no profitable operating history and May Never Achieve Profitability

From inception (April 30, 2008), the Company (formerly known as Accelerated Acquisitions III, Inc.) was organized as a vehicle to investigate and, if such investigation warrants, acquire a target company or business seeking the perceived advantages of being a publicly held corporation. Our principal business objectives were to achieve long-term growth potential through a combination with a business rather than immediate, short-term earnings. As of April 2010, we changed our business plan to focus on the investment industry and have only just recently commenced operations in that industry.  As a result, through June 30, 2010, the Company has an accumulated deficit of $20,437 notwithstanding the fact that the principals of the Company have worked without salary and the Company has operated with minimal overhead. We are an early stage company and have a limited history of operations and have not generated revenues from operations since our inception. We are faced with all of the risks associated with a company in the early stages of development. Our business is subject to numerous risks associated with a relatively new, low-capitalized company engaged in our business sector. Such risks include, but are not limited to, competition from well-established and well-capitalized companies, and unanticipated difficulties regarding the marketing and sale of our services. There can be no assurance that we will ever generate significant commercial sales or achieve profitability. Should this be the case, our common stock could become worthless and investors in our common stock or other securities could lose their entire investment.

Dependence on the Founders, without whose services Company business operations could cease.

At this time, our founders are wholly responsible for the development and execution of our business plan. Our founders are under no contractual obligation to remain employed by us, although they have no present intent to leave. If our founders should choose to leave us for any reason before we have hired additional personnel our operations may fail. Even if we are able to find additional personnel, it is uncertain whether we could find qualified management who could develop our business along the lines described herein or would be willing to work for compensation the Company could afford. Without such management, the Company could be forced to cease operations and investors in our common stock or other securities could lose their entire investment.

Our officers and directors devote limited time to the Company’s business and are engaged in other business activities

At this time, none of our officers and directors devotes his full-time attention to the Company’s business. Based upon the growth of the business, we would intend to employ additional management and staff. The limited time devoted to the Company’s business could adversely affect the Company’s business operations and prospects for the future. Without full-time devoted management, the Company could be forced to cease operations and investors in our common stock or other securities could lose their entire investment.

Concentrated control risks; shareholders could be unable to control or influence key corporate actions or effect changes in the Company’s board of directors or management.

Our current officers and directors currently own 17,000,000 shares of our common stock, representing approximately 92.5% of the voting control of the Company. Our current officers and directors therefore has the power to make all major decisions regarding our affairs, including decisions regarding whether or not to issue stock and for what consideration, whether or not to sell all or substantially all of our assets and for what consideration and whether or not to authorize more stock for issuance or otherwise amend our charter or bylaws.

Lack of employment agreements with key management risking potential of the loss of the Company’s top management

We do not currently have an employment agreement with any of our key management or key man insurance on their lives. Our future success will depend in significant part on our ability to retain and hire key management personnel. Competition for such personnel is intense and there can be no assurance that we will be successful in attracting and retaining such personnel. Without such management, the Company could be forced to cease operations and investors in our common stock or other securities could lose their entire investment.

Lack of additional working capital may cause curtailment of any expansion plans while raising of capital through sale of equity securities would dilute existing shareholders’ percentage of ownership

Our available capital resources will not be adequate to fund our working capital requirements based upon our present level of operations for the 12-month period subsequent to December 31, 2009. A shortage of capital would affect our ability to fund our working capital requirements. If we require additional capital, funds may not be available on acceptable terms, if at all. In addition, if we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could dilute existing shareholders. If funds are not available, we could be placed in the position of having to cease all operations.

We do not presently have a traditional credit facility with a financial institution. This absence may adversely affect our operations

We do not presently have a traditional credit facility with a financial institution. The absence of a traditional credit facility with a financial institution could adversely impact our operations. If adequate funds are not otherwise available, we may be required to delay, scale back or eliminate portions of our operations and product development efforts. Without such credit facilities, the Company could be forced to cease operations and investors in our common stock or other securities could lose their entire investment.

Our inability to successfully achieve a critical mass of sales could adversely affect our financial condition

No assurance can be given that we will be able to successfully achieve a critical mass of sales in order to cover our operating expenses and achieve sustainable profitability. Without such critical mass of sales, the Company could be forced to cease operations.

Our success is substantially dependent on general economic conditions and business trends, particularly in the natural products, a downturn of which could adversely affect our operations

The success of our operations depends to a significant extent upon a number of factors relating to business spending. These factors include economic conditions, activity in the financial markets, general business conditions, personnel cost, inflation, interest rates and taxation. Our business is affected by the general condition and economic stability of our customers and their continued willingness to work with us in the future. An overall decline in the demand for document formatting services could cause a reduction in our sales and the Company could face a situation where it never achieves a critical mass of sales and thereby be forced to cease operations.

Changes in generally accepted accounting principles could have an adverse effect on our business financial condition, cash flows, revenue and results of operations

We are subject to changes in and interpretations of financial accounting matters that govern the measurement of our performance. Based on our reading and interpretations of relevant guidance, principles or concepts issued by, among other authorities, the American Institute of Certified Public Accountants, the Financial Accounting Standards Board, and the United States Securities and Exchange Commission, our management believes that our current contract terms and business arrangements have been properly reported. However, there continue to be issued interpretations and guidance for applying the relevant standards to a wide range of contract terms and business arrangements that are prevalent in the industries in which we operate. Future interpretations or changes by the regulators of existing accounting standards or changes in our business practices could result in future changes in our revenue recognition and/or other accounting policies and practices that could have a material adverse effect on our business, financial condition, cash flows, revenue and results of operations.

We will need to increase the size of our organization, and may experience difficulties in managing growth.

We are a small company with three full-time employees. We expect to experience a period of significant expansion in headcount, facilities, infrastructure and overhead and anticipate that further expansion will be required to address potential growth and market opportunities. Future growth will impose significant added responsibilities on members of management, including the need to identify, recruit, maintain and integrate managers. Our future financial performance and its ability to compete effectively will depend, in part, on its ability to manage any future growth effectively.

We are subject to compliance with securities law, which exposes us to potential liabilities, including potential rescission rights.

We have offered and sold our common stock to investors pursuant to certain exemptions from the registration requirements of the Securities Act of 1933, as well as those of various state securities laws. The basis for relying on such exemptions is factual; that is, the applicability of such exemptions depends upon our conduct and that of those persons contacting prospective investors and making the offering. We have not received a legal opinion to the effect that any of our prior offerings were exempt from registration under any federal or state law. Instead, we have relied upon the operative facts as the basis for such exemptions, including information provided by investors themselves.

If any prior offering did not qualify for such exemption, an investor would have the right to rescind its purchase of the securities if it so desired. It is possible that if an investor should seek rescission, such investor would succeed. A similar situation prevails under state law in those states where the securities may be offered without registration in reliance on the partial preemption from the registration or qualification provisions of such state statutes under the National Securities Markets Improvement Act of 1996. If investors were successful in seeking rescission, we would face severe financial demands that could adversely affect our business and operations. Additionally, if we did not in fact qualify for the exemptions upon which it has relied, we may become subject to significant fines and penalties imposed by the SEC and state securities agencies.

We incur costs associated with SEC reporting compliance.

The Company made the decision to become an SEC “reporting company” in order to comply with applicable laws and regulations. We incur certain costs of compliance with applicable SEC reporting rules and regulations including, but not limited to attorneys fees, accounting and auditing fees, other professional fees, financial printing costs and Sarbanes-Oxley compliance costs in an amount estimated at approximately $25,000 per year. On balance, the Company determined that the incurrence of such costs and expenses was preferable to the Company being in a position where it had very limited access to additional capital funding.

The availability of a large number of authorized but unissued shares of common stock may, upon their issuance, lead to dilution of existing stockholders.

We are authorized to issue 100,000,000 shares of common stock, $0.0001 par value per share, of which, as of September 21, 2010, 18,586,850 shares of common stock were issued and outstanding. We are also authorized to issue 10,000,000 shares of preferred stock, $0.0001 par value, none of which are issued and outstanding.  These shares may be issued by our board of directors without further stockholder approval. The issuance of large numbers of shares, possibly at below market prices, is likely to result in substantial dilution to the interests of other stockholders. In addition, issuances of large numbers of shares may adversely affect the market price of our common stock.

We may need additional capital that could dilute the ownership interest of investors.

We require substantial working capital to fund our business. If we raise additional funds through the issuance of equity, equity-related or convertible debt securities, these securities may have rights, preferences or privileges senior to those of the rights of holders of our common stock and they may experience additional dilution. We cannot predict whether additional financing will be available to us on favorable terms when required, or at all. Since our inception, we have experienced negative cash flow from operations and expect to experience significant negative cash flow from operations in the future. The issuance of additional common stock by the Company may have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock.

We may not have adequate internal accounting controls. While we have certain internal procedures in our budgeting, forecasting and in the management and allocation of funds, our internal controls may not be adequate.

We are constantly striving to improve our internal accounting controls. Our board of directors has not designated an Audit Committee and we do not have any outside directors.  We do not have a dedicated full time Chief Financial Officer. We hope to develop an adequate internal accounting control to budget, forecast, manage and allocate our funds and account for them. There is no guarantee that such improvements will be adequate or successful or that such improvements will be carried out on a timely basis. If we do not have adequate internal accounting controls, we may not be able to appropriately budget, forecast and manage our funds, we may also be unable to prepare accurate accounts on a timely basis to meet our continuing financial reporting obligations and we may not be able to satisfy our obligations under US securities laws.

Wet have inadequate insurance coverage

We do not have any insurance coverage of any description at this time and therefore have the risk of loss or damages to our business and assets. We cannot assure you that we would not face liability upon the occurrence of any event which could result in any loss or damages being assessed against the Company. Moreover, any insurance we may ultimately acquire may not be adequate to cover any loss or liability we may incur.

We are subject to numerous laws and regulations that can adversely affect the cost, manner or feasibility of doing business.

Our operations are subject to extensive federal, state and local laws and regulations relating to the financial markets.  Future laws or regulations, any adverse change in the interpretation of existing laws and regulations or our failure to comply with existing legal requirements may result in substantial penalties and harm to our business, results of operations and financial condition. We may be required to make large and unanticipated capital expenditures to comply with governmental regulations.  Our operations could be significantly delayed or curtailed and our cost of operations could significantly increase as a result of regulatory requirements or restrictions. We are unable to predict the ultimate cost of compliance with these requirements or their effect on our operations.

We do not intend to pay cash dividends in the foreseeable future

We currently intend to retain all future earnings for use in the operation and expansion of our business. We do not intend to pay any cash dividends in the foreseeable future but will review this policy as circumstances dictate.

There is currently no market for our securities and there can be no assurance that any market will ever develop or that our common stock will be listed for trading.

There has not been any established trading market for our common stock and there is currently no market for our securities. While we have been approved for trading on the OTC Bulletin Board (“OTCBB”), there can be no assurance as the prices at which our common stock will trade if a trading market develops, of which there can be no assurance.  Until our common stock is fully distributed and an orderly market develops, (if ever) in our common stock, the price at which it trades is likely to fluctuate significantly.

Prices for our common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock, developments affecting our business, including the impact of the factors referred to elsewhere in these Risk Factors, investor perception of us and general economic and market conditions. No assurances can be given that an orderly or liquid market will ever develop for the shares of our common stock. Due to the anticipated low price of the securities, many brokerage firms may not be willing to effect transactions in the securities.

 Our common stock is subject to the Penny Stock Regulations

Our common stock will likely be subject to the SEC's “penny stock” rules to the extent that the price remains less than $5.00. Those rules, which require delivery of a schedule explaining the penny stock market and the associated risks before any sale, may further limit your ability to sell your shares.

The SEC has adopted regulations which generally define “penny stock” to be an equity security that has a market price of less than $5.00 per share. Our common stock, when and if a trading market develops, may fall within the definition of penny stock and subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000, or annual incomes exceeding $200,000 or $300,000, together with their spouse).

For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's prior written consent to the transaction. Additionally, for any transaction, other than exempt transactions, involving a penny stock, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the `penny stock` rules may restrict the ability of broker-dealers to sell our common stock and may affect the ability of investors to sell their common stock in the secondary market.

Our common stock is illiquid and subject to price volatility unrelated to our operations

The market price of our common stock could fluctuate substantially due to a variety of factors, including market perception of our ability to achieve our planned growth, quarterly operating results of other companies in the same industry, trading volume in our common stock, changes in general conditions in the economy and the financial markets or other developments affecting our competitors or us. In addition, the stock market is subject to extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to their operating performance and could have the same effect on our common stock. Sales of substantial amounts of common stock, or the perception that such sales could occur, could adversely affect the market price of our common stock and could impair our ability to raise capital through the sale of our equity securities.

We have not voluntarily implemented various corporate governance measures, in the absence of which, shareholders may have more limited protections against interested director transactions, conflicts of interest and similar matters.

Recent Federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or the Nasdaq Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges are those that address board of directors' independence, audit committee oversight, and the adoption of a code of ethics.  We have not yet adopted any of these corporate governance measures and, since our securities are not yet listed on a national securities exchange, we are not required to do so.  It is possible that if we were to adopt some or all of these corporate governance measures, stockholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct.  Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

Our investments may not generate sufficient income to cover our operations.

We intend to make investments into companies that will provide the greatest overall return on our investment. However, certain of those investments may fail, in which case we will not receive any return on our investment. In addition, our investments may not generate income, either in the immediate future, or at all. As a result, we may have to sell additional stock, or borrow money, to cover our operating expenses. The effect of such actions could cause our stock price to decline or, if we are not successful in raising additional capital, we could cease to continue as a going concern.

Our financial condition and results of operations will depend on our ability to manage our future growth effectively.

We have a limited operating history. As such, we are subject to the business risks and uncertainties associated with any new business enterprise, including the lack of experience in managing or operating a business development company. Our ability to achieve our investment objective will depend on our ability to grow, which will depend, in turn, on our investment team’s ability to identify, analyze, invest in and finance companies that meet our investment criteria. Accomplishing this result on a cost-effective basis is largely a function of our management’s structuring of the investment process, its ability to provide competent, attentive and efficient services to us, and our access to financing on acceptable terms. As we grow, we will need to hire, train, supervise and manage new employees. Failure to manage our future growth effectively could have a material adverse effect on our business, financial condition and results of operations.

We operate in a highly competitive market for investment opportunities.

A large number of entities compete with us to make the types of investments that we make in early stage and smaller companies. We compete with a large number of private equity and venture capital funds, other equity and non-equity based investment funds, investment banks and other sources of financing, including traditional financial services companies such as commercial banks and specialty finance companies. Many of our competitors are substantially larger and have considerably greater financial, technical and marketing resources than we do. For example, some competitors may have a lower cost of funds and access to funding sources that are not available to us. In addition, some of our competitors may have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of investments and establish more relationships than us. There can be no assurance that the competitive pressures we face will not have a material adverse effect on our business, financial condition and results of operations. Also, as a result of this competition, we may not be able to take advantage of attractive investment opportunities from time to time, and we can offer no assurance that we will be able to identify and make investments that are consistent with our investment objective.

Our business model depends upon the development of strong referral relationships with private equity and venture capital funds and investment banking firms.

If we fail to maintain our relationships with key firms, or if we fail to establish strong referral relationships with other firms or other sources of investment opportunities, we will not be able to grow our portfolio and achieve our investment objectives. In addition, persons with whom we have informal relationships are not obligated to provide us with investment opportunities, and therefore there is no assurance that such relationships will lead to the origination of investments.

We may not realize gains from our equity investments.

When we invest in debt securities, we generally expect to acquire warrants or other equity securities as well. However, the equity interests we receive may not appreciate in value and, in fact, may decline in value. Accordingly, we may not be able to realize gains from our equity interests, and any gains that we do realize on the disposition of any equity interests may not be sufficient to offset any other losses we experience.

The lack of liquidity in our investments may adversely affect our business.

As stated above, our investments are not generally in publicly traded securities. Substantially all of these securities are subject to legal and other restrictions on resale or will otherwise be less liquid than publicly traded securities. The illiquidity of our investments may make it difficult for us to sell such investments if the need arises. Also, if we are required to liquidate all or a portion of our portfolio quickly, we may realize significantly less than the value at which we have previously recorded our investments. We expect that our holdings of equity securities may require several years to appreciate in value, and we can offer no assurance that such appreciation will occur.

We may experience fluctuations in our quarterly results.

We may experience fluctuations in our quarterly operating results due to a number of factors, including the rate at which we make new investments, the interest rates payable on the debt securities we acquire, the default rate on such securities, the level of our expenses, variations in and the timing of the recognition of realized and unrealized gains or losses, the degree to which we encounter competition in our markets and general economic conditions. As a result of these factors, results for any period should not be relied upon as being indicative of performance in future periods.

A change in interest rates may adversely affect our profitability.

A portion of our income will depend upon the difference between the rate at which we borrow funds (if we do borrow) and the interest rate on the debt securities in which we invest. We anticipate using a combination of equity and long-term and short-term borrowings to finance our investment activities. Some of our investments in debt securities are at fixed rates and others at variable rates. We may, but will not be required to, hedge against interest rate fluctuations by using standard hedging instruments such as futures, options and forward contracts, subject to applicable legal requirements. These activities may limit our ability to participate in the benefits of lower interest rates with respect to the hedged portfolio. Adverse developments resulting from changes in interest rates or hedging transactions could have a material adverse effect on our business, financial condition and results of operations. Also, we have limited experience in entering into hedging transactions, and we will initially have to purchase or develop such expertise.

RISKS RELATED TO OUR INVESTMENTS

Early stage and smaller companies are subject to many risks, including volatility, intense competition, decreasing life cycles and periodic downturns.

We invest in companies in the technology-related sector, some of which may have relatively short operating histories. The revenues, income (or losses) and valuations of early stage and smaller companies can and often do fluctuate suddenly and dramatically.

Our investments in early stage and smaller companies that we are targeting may be extremely risky and we could lose all or part of our investments.

Although a prospective portfolio company’s assets are one component of our analysis when determining whether to provide debt capital, we generally do not base an investment decision primarily on the liquidation value of a company’s balance sheet assets. Instead, given the nature of the companies that we invest in, we also review the company’s historical and projected cash flows, equity capital and “soft” assets, including intellectual property (patented and non-patented), databases, business relationships (both contractual and non-contractual) and the like. Accordingly, considerably higher levels of overall risk will likely be associated with our portfolio compared with that of a traditional asset-based lender whose security consists primarily of receivables, inventories, equipment and other tangible assets. Interest rates payable by our portfolio companies may not compensate for these additional risks. Specifically, investment in the early stage and smaller companies that we are targeting involves a number of significant risks, including:

•
these companies may have limited financial resources and may be unable to meet their obligations under their debt securities that we hold, which may be accompanied by a deterioration in the value of any collateral and a reduction in the likelihood of us realizing any value from the liquidation of such collateral;

•
they typically have limited operating histories, narrower product lines and smaller market shares than larger businesses, which tend to render them more vulnerable to competitors’ actions and market conditions, as well as general economic downturns;

•	because they tend to be privately owned, there is generally little publicly available information about these businesses;

•
they are more likely to depend on the management talents and efforts of a small group of persons; therefore, the death, disability, resignation or termination of one or more of these persons could have a material adverse impact on our portfolio company and, in turn, on us; and

•
they generally have less predictable operating results, may from time to time be parties to litigation, may be engaged in rapidly changing businesses with products subject to a substantial risk of obsolescence, and may require substantial additional capital to support their operations, finance expansion or maintain their competitive position.

A portfolio company’s failure to satisfy financial or operating covenants imposed by us or other lenders could lead to defaults and, potentially, termination of its loans and foreclosure on its secured assets, which could trigger cross-defaults under other agreements and jeopardize our portfolio company’s ability to meet its obligations under the debt securities that we hold. We may incur expenses to the extent necessary to seek recovery upon default or to negotiate new terms with a defaulting portfolio company. In addition, if a portfolio company goes bankrupt, even though we may have structured our interest as senior debt, depending on the facts and circumstances, including the extent to which we actually provided significant “managerial assistance” to that portfolio company, a bankruptcy court might re-characterize our debt holding and subordinate all or a portion of our claim to that of other creditors.

Elections to not make follow-on investments in our portfolio companies could impair the value of our portfolio.

Following an initial investment in a portfolio company, we may make additional investments in that portfolio company as “follow-on” investments, in order to: (1) increase or maintain in whole or in part our equity ownership percentage; (2) exercise warrants, options or convertible securities that were acquired in the original or subsequent financing; or (3) attempt to preserve or enhance the value of our investment. We may elect not to make follow-on investments or otherwise lack sufficient funds to make those investments. We have the discretion to make any follow-on investments, subject to the availability of capital resources. The failure to make follow-on investments may, in some circumstances, jeopardize the continued viability of a portfolio company and our initial investment, or may result in a missed opportunity for us to increase our participation in a successful operation. Even if we have sufficient capital to make a desired follow-on investment, we may elect not to make a follow-on investment because we may not want to increase our concentration of risk, because we prefer other opportunities, or because we are inhibited by compliance with business development company requirements or the desire to maintain our tax status.

Our portfolio companies may incur debt that ranks equally with, or senior to, our investments in such companies.

We intend primarily purchase investment grade fixed income instruments, such as CD, Bonds, Medium Term Notes, etc. used as collateral by our portfolio companies and invest a portion of our assets in debt securities, consisting primarily of senior notes, senior subordinated notes and junior subordinated notes, of early stage and smaller companies. In some cases portfolio companies will be permitted to have other debt that ranks equally with, or senior to, the debt securities in which we invest. By their terms, such debt instruments may provide that the holders thereof are entitled to receive payment of interest or principal on or before the dates on which we are entitled to receive payments in respect of the debt securities in which we invest. Also, in the event of insolvency, liquidation, dissolution, reorganization or bankruptcy of a portfolio company, holders of debt instruments ranking senior to our investment in that portfolio company would typically be entitled to receive payment in full before we receive any distribution in respect of our investment. After repaying such senior creditors, such portfolio company may not have any remaining assets to use for repaying its obligations to us. In the case of debt ranking equally with debt securities in which we invest, we would have to share on an equal basis any distributions with other creditors holding such debt in the event of an insolvency, liquidation, dissolution, reorganization or bankruptcy of the relevant portfolio company. In addition, we will not be in a position to control any portfolio company by investing in its debt securities. As a result, we are subject to the risk that a portfolio company in which we invest may make business decisions with which we disagree and the management of such companies, as representatives of the holders of their common equity, may take risks or otherwise act in ways that do not best serve our interests as debt investors.

Because we generally do not hold controlling equity interests in our portfolio companies, we may not be in a position to exercise control over our portfolio companies or to prevent decisions by management of our portfolio companies that could decrease the value of our investments.

Although we may do so in the future, to date we have generally not taken controlling equity positions in our portfolio companies. As a result, we are subject to the risk that a portfolio company may make business decisions with which we disagree, and the stockholders and management of a portfolio company may take risks or otherwise act in ways that are adverse to our interests. Due to the lack of liquidity for the debt and equity investments that we typically hold in our portfolio companies, we may not be able to dispose of our investments in the event we disagree with the actions of a portfolio company, and may therefore suffer a decrease in the value of our investments.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. This prospectus includes statements regarding our plans, goals, strategies, intent, beliefs or current expectations. These statements are expressed in good faith and based upon a reasonable basis when made, but there can be no assurance that these expectations will be achieved or accomplished. These forward looking statements can be identified by the use of terms and phrases such as “believe,” “plan,” “intend,” “anticipate,” “target,” “estimate,” “expect,” and the like, and/or future-tense or conditional constructions “may,” “could,” “should,” etc. Items contemplating or making assumptions about, actual or potential future sales, market size, collaborations, and business opportunities also constitute such forward-looking statements.

Although forward-looking statements in this report reflect the good faith judgment of our management, forward-looking statements are inherently subject to known and unknown risks, business, economic and other risks and uncertainties that may cause actual results to be materially different from those discussed in these forward-looking statements. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this report, other than as may be required by applicable law or regulation. Readers are urged to carefully review and consider the various disclosures made by us in our reports filed with the Securities and Exchange Commission which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of the 5,000,000 shares of common stock we are offering will be approximately $7,450,000.  “Net proceeds” is what we expect to receive after paying all expenses of the offering. For the purpose of estimating net proceeds, we are assuming that the public offering price will be $1.50 per share, which is the midpoint of the range set forth on the cover page of this prospectus.

We anticipate utilizing the net proceeds of the offering to make loans and investments in client companies and for working capital and general corporate purposes.  Assuming that the Company raised net proceeds of $7,450,000, approximately $1,450,000 of that amount would be utilized to fund the Company’s operations for a 24-month period until the Company reaches positive cash flow.  The remainder of the funds would be utilized to make loans and investments in client companies.  Funds raised in excess of $7,450,000 would be used to make additional loans and investments.

The timing and amount of our actual expenditures will be based on many factors, including our progress in identifying attractive investment candidates. We may find it necessary or advisable to use portions of the proceeds for other purposes, and we will have broad discretion in the application of the net proceeds. We would consider reallocating the funds in the event that we were unable to locate any appropriate investment candidates or are not able to negotiate investments with such candidates on terms that are acceptable to us. Important factors we will consider before making any investments include the quality of the companies’ assets, historical and future potential for profitability and our ability to make investments on terms which we deem acceptable. If we are unable to locate an appropriate investments based on these factors, we would choose to reallocate our use of proceeds for working capital and general corporate purposes. Until we use the net proceeds of the offering, we would intend to invest the funds in short-term bank deposits.

We will not receive any proceeds from the sale of shares by selling shareholders.

MARKET PRICE AND DIVIDENDS ON OUR COMMON EQUITY

AND RELATED SHAREHOLDER MATTERS

Market Information

Our common stock is not presently quoted on any market or exchange.   There has never been an active public market for shares of our common stock and no historical information is available for the prices of our common stock. Although our common stock is not listed on a public exchange, we anticipate filing to obtain a listing on the Over The Counter Bulletin Board (OTCBB) concurrently with or shortly after the filing of this prospectus. In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

Holders

As of September 21, 2010 there were approximately 41 holders of record of our common stock.

Securities Authorized for Issuance Under Equity Compensation Plans

We do not have in effect any compensation plans under which our equity securities are authorized for issuance and we do not have any outstanding stock options.

DIVIDEND POLICY

We have not previously declared or paid any dividends on our common stock and do not anticipate declaring any dividends in the foreseeable future. The payment of dividends on our common stock is within the discretion of our board of directors. We intend to retain any earnings for use in our operations and the expansion of our business. Payment of dividends in the future will depend on our future earnings, future capital needs and our operating and financial condition, among other factors that our board of directors may deem relevant. We are not under any contractual restriction as to our present or future ability to pay dividends.

CAPITALIZATION

The following table shows our capitalization on June 30, 2010 on an actual basis and pro-forms including the net proceeds of the offering and the proceeds of the sale of 136,850 shares on July 1, 2010 at a price of $2.00 per share;

	June 30, 2010	Pro-forma Post Offering (1)

Cash and cash equivalents	$120	$7,723,820
Total cash	$120	$7,723,820

Debt:
Short-term debt	$16,557	$16,557

Total debt	$16,557	$16,557

Stockholders’ equity:
preferred stock, $0.0001 par value per share, 10,000,000 shares authorized, none issued and outstanding	$0	$0

common stock, $0.0001 par value per share, 100,000,000 shares authorized, 18,250,000 shares issued and outstanding	$1,825	$2,339

Additional paid in capital	$3,875	$7,727,061

Deficit during the development stage	$20,437	$20,437

Stock subscription receivable	$1,700	$1,700

Total stockholders’ equity (deficit)(2)	$16,437	$7,707,263

Total capitalization(2)	$120	$7,723,820

____________

(1)	Includes 136,850 shares sold in a private offering on July 1, 2010 at a price of $2.00 per share

(2)
A $0.50 increase (decrease) in the assumed public offering price of $1.50 per share, which is the midpoint of the range set forth on the cover page of this prospectus, would increase (decrease) each of total stockholders' equity and total capitalization by $2,500,000 million, assuming the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

You should read this table in conjunction with the information contained in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our audited consolidated financial statements, including the related notes, contained elsewhere in this prospectus.

DILUTION

Our net tangible book value on June 30, 2010 was approximately $(16,437), or $(0.00) per share of common stock. “Net tangible book value” is total assets minus the sum of liabilities and intangible assets. “Net tangible book value per share” is net tangible book value divided by 18,250,000 shares of common stock issued and outstanding on June 30, 2010.

After giving effect to the offering, our pro forma net tangible book value on June 30, 2010, would have been $7,417,126 or approximately $0.32 per share. The adjustments made to determine pro forma net tangible book value per share are the following:

•
An increase in total assets to reflect the net proceeds of the offering ($7,500,000) as described under “Use of Proceeds” (assuming that the public offering price will be $1.50 per share, which is the midpoint of the range set forth on the cover page of this prospectus).

•	The addition of the number of shares offered by this prospectus to the number of shares outstanding.

The following table illustrates the pro forma increase in net tangible book value of $1.50 per share and the dilution (the difference between the offering price per share and net tangible book value per share) to new investors:

Assumed public offering price per share	$1.50
Net tangible book value per share as of June 30, 2010	(32,874)
Increase in pro forma net tangible book value per share attributable to this offering	7,450,000
Pro forma net tangible book value per share as of June 30, 2010 after giving effect to this offering	7,417,126
Dilution per share to new investors in this offering	$1.18

A $.50 increase in the assumed public offering price of $1.50 per share would increase our adjusted, pro forma net tangible book value per share after this offering by $0.105 per share and would increase the dilution per share to new investors in this offering by approximately $0.39 per share, assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated expenses related to this offering payable by us.

The following table shows the difference between existing stockholders and new investors with respect to the number of shares purchased from us, the total consideration paid and the average price paid per share. The table assumes that the public offering price will be $1.50 per share, the midpoint of the range set forth on the cover page of this prospectus.

	Shares Purchased		Total Consideration		Average Price Per Share
	Number	Percent	Number	Percent
Existing Stockholders	18,386,850	78.6%	$279,400	3.6%	$0.001
New investors	5,000,000	21.4%	7,500,000	96.4%	$1.50
Total	23,386,850	100.0%	7,779,400	100.0%

FINANCIAL INFORMATION
SELECTED CONSOLIDATED FINANCIAL DATA

The following selected consolidated statement of operations data contains consolidated statement of operations data and consolidated balance sheet for the fiscal years period ended December 31, 2009, December 31, 2008 and the periods ending June 30, 2010 and June 30, 2009. The consolidated statement of operations data and balance sheet data were derived from the audited consolidated financial statements. Such financial data should be read in conjunction with the consolidated financial statements and the notes to the consolidated financial statements starting on page ___ and with “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

	As of December 31, 2009	As of December 31, 2008
Balance Sheet Data:
Assets	$120	$2,000
Liabilities	$6,207	$1,256
Total Stockholders’ Deficiency	$(6,087)	$(3,256)
Statement of Operations Data
Revenue	$-	$-
Operating Expenses	$6,831	$2,000
Other Expenses	$-	$-
Net Loss	$(6,831)	$(3,256)
Basis and Diluted Loss Per Share	$0.00	$0.00
Weighted Average Number of Shares Outstanding	5,108,904	5,000,000

The following selected data contains statement of operations data and balance sheet for the six months ended June 30, 2010 and June 30, 2009. The statement of operations data and balance sheet data were derived from the financial statements for the periods. Such financial data should be read in conjunction with the unaudited financial statements and the notes to the financial statements for said periods starting on page 31 and with “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

	As of June 30, 2010	As of June 30, 2009
Balance Sheet Data:
Assets	$120	$2,000
Liabilities	$16,557	$5,041
Total Stockholders’ Deficiency	$16,437	$(3,041)
Statement of Operations Data
Revenue	—	—
Operating Expenses	$10,350	$3,785
Other (Income) Expenses	$-	$-
Net Loss	$(10,350)	$(3,785)
Basis and Diluted Loss Per Share	$0.00	$0.00
Weighted Average Number of Shares Outstanding	18,250,000	5,000,000

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operation for the twelve months ended December 31, 2009, December 31, 2008 and periods ended June 30, 2010 and June 30, 2009 should be read in conjunction with the financial statements and the notes to those statements that are included elsewhere in this report. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the “Risk Factors,” “Cautionary Notice Regarding Forward-Looking Statements” and “Our Business” sections in this Form S1.  We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements.

Plan of Operation

The Company intends to focus its portfolio in a wide variety of different sectors including but not limited to alternative resources, technology, biotech, insurance, and services. Our investment objective is to maximize our portfolio’s total return by using a unique financing models that collateralizes traditional loan using investment grade fixed income instruments, such as CD, Bonds, Medium Term Notes, etc. and investing in the debt and/or equity securities of early stage and smaller companies. We also seek to provide our stockholders with current income on investments in debt securities and long-term capital growth through the appreciation in the value of warrants or other equity instruments that we may receive when we make debt investments or equity investments.

The Company is currently in the development stage and has not commenced operations. All activities of the Company to date relate to its organization, initial funding and share issuances.

The Company currently does not engage in any business activities that provide cash flow.  Until the Company commences operations, we anticipate incurring costs related to:

(i)	filing Exchange Act reports, and
(ii)	investigating, analyzing and consummating various business opportunities.

We believe we will be able to meet these costs primarily through deferral of fees by certain service providers and additional amounts, as necessary, to be loaned to or invested in us by our stockholders, management or other investors. There is no guarantee that we will be able to access any funding or that the funding we access will be sufficient in amount to sustain our operations or that such funds may be accessed on terms which are beneficial to the Company

Going Concern

The accompanying financial statements have been prepared on a going concern basis, which assumes the Company will realize its assets and discharge its liabilities in the normal course of business. As reflected in the accompanying financial statements, through June 30, 2010, the Company has a deficit accumulated during the development stage of $20,437, used cash from operations of $12,737 since its inception, and has negative working capital of $16,437 at June 30, 2010. The Company’s ability to continue as a going concern is dependent upon its ability to generate future profitable operations and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might arise as a result of this uncertainty.

Results of Operations

Year ended December 31, 2009 compared to year ended December 31, 2008.

For the year ended December 31, 2009, the Company had no revenues and incurred general and administrative expenses of $6,831, compared to no revenues and general and administrative expenses of $3,256 for the corresponding period of 2008.

Three and six months ended June 30, 2010 compared to three and six months ended June 30, 2009

For the three months ending June 30, 2010, the Company had no revenues and incurred general and administrative expenses of $3,350, compared to no revenues and general and administrative expenses of $2,035 for the corresponding period of 2009.

For the six months ending June 30, 2010, the Company had no revenues and incurred general and administrative expenses of $10,350, compared to no revenues and general and administrative expenses of $3,785 for the corresponding period of 2009.

For the period from inception (April 29, 2008) through June 30, 2010, the Company had no activities that produced revenues from operations and had a net loss of $(20,437), due to legal, accounting, audit and other professional service fees incurred in relation to the formation of the Company and the filing of the Company’s Registration Statement on Form 10 filed in August 2008 and other SEC-related compliance matters.

Liquidity and Capital Resources

As of June 30, 2010, the Company had assets equal to $120 and had current liabilities of $16,557.

The following is a summary of the Company's cash flows from operating, investing, and financing activities:

For the Cumulative Period from Inception (April 29, 2008) through June 30, 2010

Operating activities	$(12,737)
Investing activities	-
Financing activities	$12,857

Net effect on cash	$120

The Company has nominal assets and has generated no revenues since inception. The Company is also dependent upon the receipt of capital investment or other financing to fund its ongoing operations and to execute its business plan of seeking a combination with a private operating company. If continued funding and capital resources are unavailable at reasonable terms, the Company may not be able to implement its plan of operations.

Off-Balance Sheet Arrangements

The Company does not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on the Company’s financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.
.
Seasonality

Our operating results are not affected by seasonality.

Critical Accounting Policies

The Securities and Exchange Commission issued Financial Reporting Release No. 60, "Cautionary Advice Regarding Disclosure About Critical Accounting Policies" suggesting that companies provide additional disclosure and commentary on their most critical accounting policies.  In Financial Reporting Release No. 60, the Securities and Exchange Commission has defined the most critical accounting policies as the ones that are most important to the portrayal of a company's financial condition and operating results, and require management to make its most difficult and subjective judgments, often as a result of the need to make estimates of matters that are inherently uncertain.  The nature of our business generally does not call for the preparation or use of estimates.  Due to the fact that the Company does not have any operating business, we do not believe that we do not have any such critical accounting policies.

QUANTITATIVE AND QUALITATIVE DISCLOSURE ABOUT MARKET RISK

Interest Rate Risk

We do not presently have any exposure to interest rate risk.

Foreign Exchange Risk

We do not presently have any exposure to foreign exchange rate risk and do not anticipate any such risk exposure in the future.

Inflation

Our business and operating results are not affected in any material way by inflation.

BUSINESS

Business Overview

From inception (April 30, 2008) Accelerated Acquisitions III, Inc. was organized as a vehicle to investigate and, if such investigation warrants, acquire a target company or business seeking the perceived advantages of being a publicly held corporation. Our principal business objectives were to achieve long-term growth potential through a combination with a business rather than immediate, short-term earnings. The Company has not restricted our potential candidate target companies to any specific business, industry or geographical location and, thus, may acquire any type of business.

On April 29, 2008, the Registrant sold 5,000,000 shares of Common Stock to Accelerated Venture Partners, LLC for an aggregate investment of $4,000.00.  The Registrant sold these shares of Common Stock under the exemption from registration provided by Section 4(2) of the Securities Act.

On December 29, 2009, Redell Vincent Napper II and Reynaldo Uballe, Jr. (“Purchasers”) each agreed to acquire 8,500,000 shares of the Company’s common stock par value $0.0001 (17,000,000 shares in the aggregate) for a price of $0.0001 per share.  At the same time, Accelerated Venture Partners, LLC agreed to tender 3,750,000 of their 5,000,000 shares of the Company’s common stock par value $0.0001 for cancellation.  Following these transactions, each of Messrs. Napper and Uballe owned 46.57% of the Company’s 18,250,000 issued and outstanding shares of common stock par value $0.0001 and the interest of Accelerated Venture Partners, LLC was reduced to approximately 6.86% of the total issued and outstanding shares.  Simultaneously with the share purchase, Timothy Neher resigned from the Company’s Board of Directors and Messrs. Napper and Uballe were simultaneously appointed to the Company’s Board of Directors.  Such action represents a change of control of the Company.  The Purchasers used their working capital to acquire the Shares. Prior to the purchase of the shares, the Purchasers were not affiliated with the Company. However, the Purchasers will be deemed affiliates of the Company after the share purchase as a result of their stock ownership interest in the Company. The purchase of the shares by the Purchasers was completed pursuant to written Subscription Agreements with the Company. The purchase was not subject to any other terms and conditions other than the sale of the shares in exchange for the cash payment.

Concurrent with the sale of the shares, the Company filed a Certificate of Amendment to its Certificate of Incorporation with the Secretary of State of Delaware in order to change its name to “CLS Capital Group, Inc.”.

On April 26, 2010, the Company commenced operations as a specialty lender. The Company intends to focus its portfolio in a wide variety of different sectors including but not limited to alternative resources, technology, biotech, insurance, and services.

Also on that April 26, 2010, the Company also entered into an Assignment of Rights Under Servicing Agreements (“Servicing Agreement”) with CLS Capital Group LLC (“LLC”), which was mutually rescinded by the parties on October 4, 2010.  Prior to its rescission, the Company did not undertake any business activities in furtherance of any rights granted under the Servicing Agreement and the Company has no obligations, direct or contingent pursuant to the terms of the Servicing Agreement.

On July 1, 2010, the Company completed an offering of our its common shares under the provisions of the Delaware General Corporation Law and under an exemption detailed in Regulation D issued pursuant to the Securities Act of 1933. We sold a total of 136,850 common shares at a price of $2.00 per share to a total of thirty-eight investors. We raised a total of $273,700 in this offering.

CLS Capital Group, Inc. (formally known as Accelerated Acquisitions III) has become a specialty investor and lender. The Company intends to focus its portfolio in a wide variety of different sectors including but not limited to alternative resources, technology, biotech, insurance, and services. Our investment objective is to maximize our portfolio’s total return by using a financing models that collateralizes traditional loans with investment grade fixed income instruments, such as CD, Bonds, Medium Term Notes, etc. and  investing in the debt and/or equity securities of early-stage and smaller companies. We also seek to provide our stockholders with current income on investments in debt securities and long-term capital growth through the appreciation in the value of warrants or other equity instruments that we may receive when we make debt investments or equity investments.

Our capital will generally be invested to purchase investment grade fixed income instruments, such as CD, Bonds, Medium Term Notes, etc. used as collateral by our portfolio companies or invested to finance organic growth, acquisitions, recapitalizations and working capital. Our investment decisions are based on analysis of potential portfolio companies’ business operations supported by an in-depth analysis of assets, including proprietary intangible assets and intellectual property.

Currently our headquarters are at 6800 W. Central Avenue, Suite E-1, Toledo, OH, 43617 and our telephone number is (888) 616-6639.

Market Opportunity

Many early stage and smaller companies have merged with competitors, scaled back their operations or simply closed down in response to difficult business conditions following the 2008 market crash. At the same time, early stage and smaller companies with strong balance sheets, stable revenues and efficient operating structures are benefiting from the consolidation or elimination of competitors in their markets.

Large, underserved market for product. In today’s market, an increasing number of well-positioned early stage and smaller companies have been seeking to raise capital. Historically, well-positioned early stage and smaller companies have generally relied upon equity rather than debt financing. As a result, the market for debt financing for these companies is generally less developed than the debt markets serving more well-established companies. In spite of the large number of early stage and smaller companies in the United States today, we believe that these companies are significantly underserved by traditional lenders such as banks, savings and loan institutions and finance companies for the following reasons:

•
Non-traditional financial profile - The high revenue growth rates characteristic of early stage and smaller companies often render them difficult to evaluate from a credit perspective. Moreover, these companies often incur relatively high expenditures for research and development, utilize unconventional sales and marketing techniques and selling channels, and experience rapid shifts in technology, consumer demand and market share. These attributes can make it difficult for traditional lenders to analyze these companies using conventional analytical methods.

•
Industry scale, concentration and regulation - Many companies lack the size, and the markets in which they operate lack the scale, necessary to service large loans by traditional lenders. In the banking industry, in particular, consolidation over the last decade has increased the size, and reduced the number, of surviving banks. The surviving institutions have sought to limit their credit exposures to, and the monitoring costs associated with loans to, smaller businesses. In addition, traditional lending institutions operate in a regulatory environment that favors lending to large, established businesses. In response to such regulation, many traditional lending institutions have developed loan approval processes which conflict with the entrepreneurial culture of early stage and smaller companies.

For these reasons, we believe that many viable early stage and smaller companies have either not been able, or have elected not, to obtain financing from traditional lending institutions. We believe that these factors are likely to continue, given the ongoing consolidation in the financial services industry.

Complementing private equity and venture capital funds. Our investment approach to purchase investment grade fixed income instruments, such as CD, Bonds, Medium Term Notes, etc. used as collateral by our portfolio companies and investing in their debt and equity securities complements other sources of capital available to early stage and smaller companies. For example, although we may compete with private equity and venture capital funds as a source of capital for such businesses, those types of investors typically invest primarily in equity-based securities. We intend to make investments in both debt securities and equity securities. We believe that the nature of our investments in debt securities may be viewed by such entities as an attractive alternative source of capital. Private equity and venture capital funds may base their investments on anticipated annual internal rates of return that are substantially higher than the annual internal rates of return that we set as our operating target. Moreover, private equity and venture capital funds generally require a significantly greater percentage of equity ownership interests than we require. However, private equity and venture capital investments typically entail considerably more risk than the debt investments that we make, as they are usually uncollateralized and rank lower in priority in the capital structure of the portfolio companies. We believe the prospect of obtaining additional capital without incurring substantial incremental dilution makes us attractive to owner-managers as a prospective source of capital.

Competitive Advantages

We believe that we are well positioned to provide financing to early stage and smaller companies at for the following reasons, among others:

Identification of prospective portfolio companies. We intend to identify and source new prospective portfolio companies through a network of venture capital and private equity funds, investment banks, accounting and law firms and direct company relationships.

Due diligence review. Prior to an investment, we will perform a preliminary due diligence review including company and technology assessments, market analysis, competitive analysis, evaluation of management, risk analysis and transaction size, pricing and structure analysis. Upon successful completion of this preliminary evaluation process, we then decide whether to move forward towards the completion of a transaction.

Investment structuring. We will seek to achieve income by purchasing investment grade fixed income instruments, such as CD, Bonds, Medium Term Notes, etc. used as collateral by our portfolio companies, investing a portion of our assets in debt securities, consisting primarily of senior notes, senior subordinated notes and junior subordinated notes, of early stage and smaller companies. We also seek to provide our stockholders with long-term capital growth through the appreciation in the value of warrants or other equity instruments that we may receive when we make loans, and through direct equity investments.

Ongoing Relationships With Portfolio Companies

Monitoring. We will monitor the financial trends of each portfolio company to assess the appropriate course of action for each company and to evaluate overall portfolio quality. We will monitor the status and performance of each individual company on at least a quarterly basis.

Managerial assistance. We intend to offer, and in some cases may provide and be paid for, significant managerial assistance to portfolio companies. This assistance typically involves monitoring the operations of portfolio companies, participating in their board and management meetings, consulting with and advising their officers and providing other organizational and financial guidance.

Competition

Our primary competitors in providing financing to early stage and smaller companies include private equity and venture capital funds, other equity and non-equity based investment funds and investment banks and other sources of financing, including traditional financial services companies such as commercial banks and specialty finance companies. Many of these entities have greater financial and managerial resources than we will have. For additional information concerning the competitive risks we face, see “Risk factors — We operate in a highly competitive market for investment opportunities.”

Employees

We have three employees that manage our day-to-day investment operations: Redell V. Napper II is serving as our Chief Executive Officer and Chief Finance Officer and Reynaldo Uballe Jr. is serving as our Chief Operating Officer. In addition, Helen Odum provides back-office administrative support.

In June 2010, we completed a offering of our common shares under the provisions of the Delaware General Corporation Law and under an exemption from registration pursuant to Regulation D issued pursuant to the Securities Act of 1933. We sold a total of 136,850 common shares at a price of $2.00 per share to a total of thirty-eight investors. We raised a total of $273,700.00 in this offering.

We have not been subject to any bankruptcy, receivership or similar proceeding.

Properties

At this time, the Company maintains its principal executive offices at 6800 W. Central Ave; Suite E1; Toledo, OH 43617.  The Company’s telephone number is 888-61-MONEY and 419-381-5626.  The Company’s fax number is 419-381-5627.  The Company’s website is www.clscapitalgroup.com and a request for information can be email to the Company at info@clscapitalgroup.com.

MANAGEMENT

Directors and Executive Officers

Set forth below is the name of our directors and executive officers, their ages, all positions and offices that he held with us, the period during which each has served as such, and their business experience during at least the last five years.

Name	Age	Position

Redell Vincent Napper III	35	Director, CEO, CFO and Treasurer
Reynaldo Uballe Jr.	47	Director, COO
Helen Odum	37	Director, Secretary

Redell Vincent Napper II became CEO, CFO, Treasurer and a director of the Company in December 2009.  Since 2007, he has been a Managing Member of CLS Capital Group, LLC.  From 2003 to the present date, he has also been the Managing Member of Napper Investments, LLC which was involved in the business of purchasing, renovating, leasing and managing residential and commercial real estate.  Mr. Napper attended Ohio Northern University.

Reynaldo Uballe, Jr. became COO, Secretary and a director of the Company in December 2009.  Since March 2008, he has been Managing Member of CLS Capital Group, LLC.  From November 2004 to March 2008, he was Regional Manager for Homeloan USA Corp./ Macloud Financial; from June 2004 to November 2004, he was Branch Manager for Macloud Financial; from June 2002 to June 2004, he was Branch Manager of 1st Metropolitan Mortgage and from August 2000 to June 2002 he was Branch Operator for Pacific Guarantee Mortgage.  Mr. Uballe attended Tiffin University and the University of Toledo.

Helen Odum became Secretary and a Director of the Company in December 2009.  She had previously served in various capacities for CLS Capital Group, LLC.

Messrs. Napper and Uballe and Ms. Odum devote less than 100% of their business time to the affairs of the Company.  The time Messrs. Napper and Uballe spend on the business affairs of the Company varies from week to week and is based upon the needs and requirements of the Company.

Audit Committee and Audit Committee Financial Expert

We do not currently have an audit committee financial expert, nor do we have an audit committee.  Our entire board of directors, which currently consists of Messrs. Napper and Uballe and Ms. Odum, handles the functions that would otherwise be handled by an audit committee.  We do not currently have the capital resources to pay director fees to a qualified independent expert who would be willing to serve on our board and who would be willing to act as an audit committee financial expert.  As our business expands and as we appoint others to our board of directors we expect that we will seek a qualified independent expert to become a member of our board of directors.  Before retaining any such expert our board would make a determination as to whether such person is independent.

There are no family relationships between our officers and directors.  Each director is elected at our annual meeting of stockholders and holds office until the next annual meeting of stockholders, or until his successor is elected and qualified.

EXECUTIVE COMPENSATION

The following table summarizes all compensation recorded by us in 2009 for our principal executive officers, each other executive officer serving as such whose annual compensation exceeded $100,000, and up to two additional individuals for whom disclosure would have been made in this table but for the fact that the individual was not serving as an executive officer of our Company at December 31, 2008.

None

We do not currently have a compensation committee. However, as the membership of our board of directors increases, we expect to form such a committee which will be charged with the oversight of our executive compensation plans, policies and programs and which will have the authority to determine and approve the compensation of our chief executive officer. It will also function to make recommendations with respect to the compensation of our other executive officers.

The goal of the board of directors in determining compensation is to adequately reward the efforts and achievements of executive officers who manage our company, while the objective of our compensation program as a whole is to incentivize our employees and to retain them to reduce turnover. We currently have no pension plans, stock option plans, non-equity incentive plans or deferred compensation arrangements. We have not engaged a compensation consultant in any capacity but believe that our executive compensation package is comparable to similar businesses in the area in which we operate.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information concerning unexercised options, stock that has not vested and equity incentive plan awards for each named executive officer outstanding as of December 31, 2009 and September 21, 2010:

None

Compensation of Directors

We have not established standard compensation arrangements for our directors and the compensation, if any, payable to each individual for their service on our Board will be determined from time to time by our Board of Directors based upon the amount of time expended by each of the directors on our behalf.  None of our directors received any compensation for their services.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS;
CORPORATE GOVERNANCE

Related Transactions

The Company neither owns real or personal property.  The Company leases its office space from Forrester Wehrle Properties.  The Company is on a month to month lease paying $2,209 per month.  The Company is responsible for all utilities, telephone, and internet services.  The company also leases two (2) copier machines from Peninsular Leasing.  Upon completion of the lease agreement, the Company will purchase the copiers for $1.00 each.

The officers and directors for the Company are involved in other business activities and may, in the future, become involved in other business opportunities.  If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interest.  The Company has not formulated a policy for the resolution of such conflicts.

Policies and Procedures for Review, Approval or Ratification of Transactions with Related Persons

As we increase the size of our board and gain independent directors, we expect to prepare and adopt a written related-person transactions policy that sets forth our policies and procedures regarding the identification, review, consideration and approval or ratification of “related-persons transactions.” For the purposes of our policy only, a “related-person transaction” will be defined as a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) involving an amount that exceeds $10,000 in which we and any “related person” are participants. Transactions involving compensation for services provided to us as an employee, director, consultant or in any other similar capacity by a related person will not be covered by this policy. A “related person” will be defined as any executive officer, director or a holder of more than five percent (5%) of our shares of common stock, including the immediate family members of or any entity owned or controlled by such persons.

We anticipate that, when a transaction has been identified as a related-person transaction, the policy will require management to present information regarding the proposed related-person transaction to our audit committee (or, where approval by our audit committee would be inappropriate, to another independent body of our board of directors) for consideration and approval or ratification. Management’s presentation will be expected to include a description, among other things, of the material facts of the transaction, the direct and indirect interests of the related persons, the benefits of the transaction to us and whether any alternative transactions are available.

To identify related-person transactions in advance, we expect to rely on information supplied by our executive officers, directors and certain significant shareholders. In considering related-person transactions, our board of directors will take into account the relevant available facts and circumstances of each circumstance including, but not limited to:

•	the risks, costs and benefits to us;

•	the effect of the transaction on the director’s independence in the event that the related person is a director, his or her immediate family member or an entity with which he or she is affiliated;

•	the terms of the transaction;

•	the availability of other sources for comparable services or products; and

•	the terms available to or from, as the case may be, unrelated third parties or to or from our employees generally.

We also expect that the policy will require any interested director to recuse himself or herself from deliberations with respect to and approval of the transaction in which the interested director is involved.

Promoters and Certain Control Persons

We have not had any promoters at any time during the past five (5) fiscal years.

Director Independence

The Company has no “independent” directors within the meaning of Nasdaq Marketplace Rule 4200.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of June 21, 2010, by: (i) each current director; each nominee for director, and executive officer of the Company; (ii) all directors and executive officers as a group; and (iii) each shareholder who owns more than five percent of the outstanding shares of the Company's Common Stock. Except as otherwise indicated, the Company believes each of the persons listed below possesses sole voting and investment power with respect to the shares indicated.

Name and Address	Number of Shares	Percentage Owned
Reynaldo Uballe Jr	8,500,000	46.22%
5536 Forest Green
Toledo, OH 43615

Redell V Napper II	8,500,000	46.22%
723 Weatherstone Rd.
Holland, OH 43528

Timothy Neher	1,250,000	6.80%
1840 Gateway Drive
Suite 200
Foster City CA 94404

(1) This table is based upon 18,386,850 shares issued and outstanding as of September 21, 2010.
(2) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to the shares. Shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days are deemed outstanding for computing the percentage of the person holding such options or warrants, but are not deemed outstanding for computing the percentage of any other person.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share, the rights and preferences of which may be established from time to time by our board.  As of September 21, 2010, there were 18,386,850 shares of common stock and no shares of preferred stock issued and outstanding.

Common Stock

Holders of our common stock are entitled to one vote for each share on all matters voted upon by our stockholders, including the election of directors, and do not have cumulative voting rights.  Subject to the rights of holders of any then outstanding shares of our preferred stock, our common stockholders are entitled to any dividends that may be declared by our board.  Holders of our common stock are entitled to share ratably in our net assets upon our dissolution or liquidation after payment or provision for all liabilities and any preferential liquidation rights of our preferred stock then outstanding.  Holders of our common stock have no preemptive rights to purchase shares of our stock.  The shares of our common stock are not subject to any redemption provisions and are not convertible into any other shares of our capital stock.  All outstanding shares of our common stock are, and the shares of common stock to be issued in the offering will be, upon payment therefor, fully paid and nonassessable. The rights, preferences and privileges of holders of our common stock will be subject to those of the holders of any shares of our preferred stock we may issue in the future.

Preferred Stock

Our board may, from time to time, authorize the issuance of one or more classes or series of preferred stock without stockholder approval. Subject to the provisions of our certificate of incorporation and limitations prescribed by law, our board is authorized to adopt resolutions to issue shares, establish the number of shares, change the number of shares constituting any series, and provide or change the voting powers, designations, preferences and relative rights, qualifications, limitations or restrictions on shares of our preferred stock, including dividend rights, terms of redemption, conversion rights and liquidation preferences, in each case without any action or vote by our stockholders. One of the effects of undesignated preferred stock may be to enable our board to discourage an attempt to obtain control of our company by means of a tender offer, proxy contest, merger or otherwise. The issuance of preferred stock may adversely affect the rights of our common stockholders by, among other things:

•	Restricting dividends on the common stock;
•	diluting the voting power of the common stock;
•	impairing the liquidation rights of the common stock; or
•	delaying or preventing a change in control without further action by the stockholders.

SHARES ELIGIBLE FOR FUTURE SALE

When the offering is completed, we will have a total of 23,386,500 shares of common stock outstanding. The shares offered by this prospectus will be freely tradeable unless they are purchased by our “affiliates,” as defined in Rule 144 under the Securities Act of 1933. The remaining shares are “restricted,” which means they were originally sold in offerings that were not subject to a registration statement filed with the SEC. These restricted shares may be resold only through registration under the Securities Act of 1933 or under an available exemption from registration, such as provided through Rule 144. Under Rule 144, none of the restricted shares may be sold in 2010 and the remainder may be sold in 2011.

At this time, there are no shares issuable upon exercise of options and warrants.

LEGAL MATTERS

Certain legal matters as to United States federal law, the validity of the shares offered in this offering and certain other legal matters will be passed upon for us by the Law Offices of Robert Diener.

EXPERTS

Our financial statements from inception (April 29, 2008) through December 31, 2008, for the fiscal year ended December 31, 2009, and the three and six month periods ended  June 30, 2010 and June 30, 2009 along with the related consolidated statements of operations, stockholders’ equity and cash flows in this prospectus have been audited by Paritz & Company P.C. of Hackensack, New Jersey, independent registered public accounting firm, to the extent and for the periods set forth in their report, and are set forth in this prospectus in reliance upon such report given upon the authority of them as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

Our filings are available to the public at the SEC’s web site at http://www.sec.gov.  You may also read and copy any document with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549.  Further information on the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330.

We have filed a registration statement on Form S-1 with the SEC under the Securities Act for the common stock offered by this prospectus.  This prospectus does not contain all of the information set forth in the registration statement, certain parts of which have been omitted in accordance with the rules and regulations of the SEC.  For further information, reference is made to the registration statement and its exhibits.  Whenever we make references in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for the copies of the actual contract, agreement or other document.

FINANCIAL STATEMENTS

Our financial statements as of December 31, 2008 and December 31, 2009 and for the fiscal years ended December 31, 2008 and December 31, 2009 (audited), and as of June 30, 2010 and for the quarter and six-months ended June 30, 2010 (unaudited) are included with this prospectus.  These financial statements have been prepared on the basis of accounting principles generally accepted in the United States and are expressed in US dollars.

(a) Financial statements as of December 31, 2009 and December 31, 2008 and for the fiscal years ended December 31, 2008 and December 31, 2009 (audited).

CLS CAPITAL GROUP, INC.

CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2008 and
December 31, 2009

CLS CAPITAL GROUP, INC.
Consolidated Financial Statements

TABLE OF CONTENTS

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders

We have audited the accompanying balance sheets of CLS Capital Group, Inc. (fka Accelerated Acquisitions III, Inc.) (a development stage company) as of December 31, 2009 and December 31, 2008 and the related statements of operations, stockholder's deficiency and cash flows for the year ended December 31, 2009, the period from inception (April 29, 2008) to December 31, 2008 and the period from inception (April 29, 2008) to December 31, 2009. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as, evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of  (a development stage company) as of December 31, 2009 and December 31, 2008 and the results of its operations and its cash flows for the year ended December 31, 2009, the period from inception (April 29, 2008) to December 31, 2008 and the period from inception (April 29, 2008) to December 31, 2009 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has incurred a loss since inception, has a net accumulated deficit and may be unable to raise further equity.  These factors raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Paritz & Co

Hackensack, New Jersey

March 30, 2010

CLS CAPITAL GROUP, INC.

(Formerly known as ACCELERATED ACQUISITIONS III, INC.)

A Development Stage Company

BALANCE SHEETS

	December 31	December 31,
	2009	2008
	(audited)	(audited)
ASSETS

CURRENT ASSETS:
Cash	$120	$2,000

TOTAL ASSETS	$120	$2,000

LIABILITIES AND STOCKHOLDER’S EQUITY

CURRENT LIABILITIES
Accrued expenses	$4,681	$1,256
Shareholder advances	1,526	-

TOTAL LIABILITIES	$6,207	$1,256

STOCKHOLDER’S EQUITY:
Preferred stock, $.0001 par value; 10,000,000 shares authorized; none issued and outstanding	-	-
Common stock, $.0001 par value; 100,000,000 shares authorized; 18,250,000 and 5,000,000 shares issued and outstanding at December 31, 2009 and December 31, 2008, respectively	1,825	500
Additional paid-in capital	3,875	3,500
Deficit accumulated during the development stage	(10,087)	(3,256)
	(4,387)	(3,256)
Stock subscription receivable	(1,700)	-
TOTAL STOCKHOLDER’S DEFICIT	(6,087)	(3,256)

TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY (DEFICIT)	$120	$2,000

See notes to unaudited financial statements.

CLS CAPITAL GROUP, INC.

(Formerly known as ACCELERATED ACQUISITIONS III, INC.)

 (A Development Stage Company)

Statements of Operations (Unaudited)

	Fiscal Year Ended December 31, 2009	Fiscal Year Ended December 31, 2008 (*)	April 29, 2008 (Inception) through December 31, 2009

Revenues	$-	$-	$-

Operating Expenses
General and administrative	6,831	3,256	8,831

Net Operating Expenses	6,831	3,256	8,831

Net Loss	$(6,831)	$(3,256)	$(8,831)

Basic earnings (loss) per share—Basic and Diluted	$(0.00)	$(0.00)

Weighted average number of common shares outstanding	5,108,904	5,000,000

(*)  Partial year from April 29, 2008 (Date of Inception) to December 31, 2008 see accompanying notes to financial statements.

CLS CAPITAL GROUP, INC.

(Formerly known as ACCELERATED ACQUISITIONS III, INC.)

 (A Development Stage Company)

 STATEMENTS OF STOCKHOLDER’S DEFICIENCY

	Preferred Stock		Common Stock		Additional Paid-in	(Deficit) Accumulated During the Development	Stockholder’s
	Shares	Amount	Shares	Amount	Capital	Stage	Equity
BALANCE AT INCEPTION (APRIL 29, 2008)	-	$-	-	$-	$-	$-	$-
Issuance of common stock	-	-	5,000,000	500	3,500	-	4,000
Net (loss)	-	-	-	-	-	(3,256)	(3,256)
BALANCE AT DECEMBER 31, 2008	-	$-	5,000,000	$500	$3,500	$(3,256)	$744
Issuance of common stock	-	-	17,000,000	1,700	-	-	1,700
Cancellation of common stock	-	-	(3,750,000)	(375)	375	-	-
Stock subscription receivable	-	-	-	(1,700)	-	-	(1,700)
Net (loss)	-	-	-	-	-	(6,831)	(6,831)

BALANCE AT DECEMBER 31, 2009	-	$-	18,250,000	$1,825	$3,875	$(10,087)	$(6,087)

See notes to financial statements.

CLS CAPITAL GROUP, INC.

(Formerly known as ACCELERATED ACQUISITIONS III, INC.)

A Development Stage Company

STATEMENTS OF CASH FLOWS

(unaudited)

	For the Fiscal Year ended December 31, 2009	For the Fiscal year ended December 31, 2008 (*)	For the Cumulative Period from Inception (April 29, 2008) through December 31, 2009

CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss)	$(3,492)	(3,256)	$(8,052)
Increase (decrease) in accounts payable	956	1,256	3,346
Net cash used by operating activities	(2,506)	(2,000)	(4,706)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from the issuance of common stock	1,700	4,000	5,700
Cancellation of common stock	(375)	-	(375)
Additional paid-in capital	375	-	375
Stock subscription receivable	(1700)	-	(1,700)
Shareholder Advances	626	-	826
Net cash provided by financing activities	626	4,000	4,826

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(1,880)	2,000	120

Cash and cash equivalents at beginning of period	2,000	-	-

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$120	2,000	$120

(*)  Partial year from April 29, 2008 (Date of Inception) to December 31, 2008

See notes to unaudited financial statements.

CLS CAPITAL GROUP, INC.

(Formerly known as ACCELERATED ACQUISITIONS III, INC.)

A Development Stage Company

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2009

NOTE 1   -           ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

(a)           Organization and Business:

CLS Capital Group, Inc. (formerly known as Accelerated Acquisitions III, Inc.) (“the Company”) was incorporated in the state of Delaware on April 29, 2008 for the purpose of raising capital that is intended to be used in connection with its business plan which may include a possible merger, acquisition or other business combination with an operating business. On December 29, 2009, the Company changed its name to CLS Capital Group, Inc.

The Company is currently in the development stage. All activities of the Company to date relate to its organization, initial funding and share issuances.

(b)           Basis of Presentation

The accompanying Interim Financial Statements are unaudited and have been prepared in accordance with accounting principles generally accepted for interim financial statement presentation and in accordance with the instructions to Regulations S-K.  Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statement presentation. In the opinion of management, all adjustments for a fair statement of the results and operations and financial position for the interim periods presented have been included.  All such adjustments are of a normal recurring nature. The financial information should be read in conjunction with the Financial Statements and notes thereto included in the Company’s Form 10-K Annual Report for the year ended December 31, 2009 and the Company’s Registration Statement on Form 10.

(c)           Going Concern

The accompanying financial statements have been prepared on a going concern basis, which assumes the Company will realize its assets and discharge its liabilities in the normal course of business. As reflected in the accompanying financial statements, the Company has a deficit accumulated during the development stage of $10,087, used cash from operations of $4,706 since its inception, and has negative working capital of $6,087 at December 31, 2009. The Company’s ability to continue as a going concern is dependent upon its ability to generate future profitable operations and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. The Company’s ability to continue as a going concern is also dependent on its ability to find a suitable target company and enter into a possible reverse merger with such company. Management’s plan includes obtaining additional funds by equity financing through a reverse merger transaction and/or related party advances, however there is no assurance of additional funding being available. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might arise as a result of this uncertainty.

CLS CAPITAL GROUP, INC.

(Formerly known as ACCELERATED ACQUISITIONS III, INC.)

A Development Stage Company

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2009

NOTE 1   -           ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

(d)           Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(e)           Cash and Cash Equivalents:

For purposes of the statement of cash flows, the Company considers highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalents.  The Company had no cash equivalents at December 31, 2009

(f)           Income Taxes:

The Company utilizes the liability method of accounting for income taxes. Under the liability method deferred tax assets and liabilities are determined based on the differences between financial reporting basis and the tax basis of the assets and liabilities and are measured using enacted tax rates and laws that will be in effect, when the differences are expected to reverse. An allowance against deferred tax assets is recognized, when it is more likely than not, that such tax benefits will not be realized.

(g)           Loss per Common Share:

Basic loss per share is calculated using the weighted-average number of common shares outstanding during each reporting period. Diluted loss per share includes potentially dilutive securities such as outstanding options and warrants, using various methods such as the treasury stock or modified treasury stock method in the determination of dilutive shares outstanding during each reporting period. The Company does not have any potentially dilutive instruments for this reporting period.

CLS CAPITAL GROUP, INC.

(Formerly known as ACCELERATED ACQUISITIONS III, INC.)

A Development Stage Company

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2009

            (h)              Fair Value of Financial Instruments:

The carrying value of cash equivalents approximates fair value due to the short period of time to maturity.

NOTE 2  -            CAPITAL STOCK:

The total number of shares of capital stock which the Company has authority to issue is one hundred ten million (110,000,000). These shares are divided into two classes with 100,000,000 shares designated as common stock at $.0001 par value (the “Common Stock”) and 10,000,000 shares designated as preferred stock at $.0001 par value (the “Preferred Stock”). The Preferred stock of the Company shall be issued by the Board of Directors of the Company in one or more classes or one or more series within any class and such classes or series shall have such voting powers, full or limited, or no voting powers, and such designations, preferences, limitations or restrictions as the Board of Directors of the Company may determine, from time to time.

Holders of shares of Common stock shall be entitled to cast one vote for each share held at all stockholders’ meetings for all purposes, including the election of directors. The Common Stock does not have cumulative voting rights.  No holder of shares of stock of any class shall be entitled as a matter of right to subscribe for or purchase or receive any part of any new or additional issue of shares of stock of any class, or of securities convertible into shares of stock of any class, whether now hereafter authorized or whether issued for money, for consideration other than money, or by way of dividend.

On April 29, 2008, the Company issued 5,000,000 shares of Common stock at a purchase price of $.0008 per share, for an aggregate purchase price of $4,000.00.

On December 29, 2009, Redell Vincent Napper II and Reynaldo Uballe, Jr. each agreed to acquire 8,500,000 shares of the Company’s common stock par value $0.0001 (17,000,000 shares in the aggregate) for a price of $0.0001 per share.  At the same time, Accelerated Venture Partners, LLC agreed to tender 3,750,000 of their 5,000,000 shares of the Company’s common stock par value $0.0001 for cancellation.

CLS CAPITAL GROUP, INC.

(Formerly known as ACCELERATED ACQUISITIONS III, INC.)

A Development Stage Company

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2009

NOTE 3    -          RECENT ACCOUNTING PRONOUNCEMENTS:

Recently issued accounting pronouncements

FASB Accounting Standards Codification

(Accounting Standards Update (“ASU”) 2009-01)

In June 2009, FASB approved the FASB Accounting Standards Codification (“the Codification”) as the single source of authoritative nongovernmental GAAP. All existing accounting standard documents, such as FASB, American Institute of Certified Public Accountants, Emerging Issues Task Force and other related literature, excluding guidance from the SEC, have been superseded by the Codification. All other non-grandfathered, non-SEC accounting literature not included in the Codification has become nonauthoritative. The Codification did not change GAAP, but instead introduced a new structure that combines all authoritative standards into a comprehensive, topically organized online database. The Codification is effective for interim or annual periods ending after September 15, 2009, and impacts the Company’s financial statements as all future references to authoritative accounting literature will be referenced in accordance with the Codification. There have been no changes to the content of the Company’s financial statements or disclosures as a result of implementing the Codification during the quarter ended September 30, 2009.

As a result of the Company’s implementation of the Codification during the year ended December 31, 2009, previous references to new accounting standards and literature are no longer applicable. In the current quarter financial statements, the Company will provide reference to both new and old guidance to assist in understanding the impacts of recently adopted accounting literature, particularly for guidance adopted since the beginning of the current fiscal year but prior to the Codification.

Subsequent Events

(Included in ASC 855 “Subsequent Events”, previously SFAS No. 165 “Subsequent Events”)

ASC 855 established general standards of accounting for and disclosure of events that occur after the balance sheet date, but before the financial statements are issued or available to be issued (“subsequent events”). An entity is required to disclose the date through which subsequent events have been evaluated and the basis for that date. For public entities, this is the date the financial statements are issued. ASC 855 does not apply to subsequent events or transactions that are within the scope of other GAAP and did not result in significant changes in the subsequent events reported by the Company. ASC 855 became effective for interim or annual periods ending after June 15, 2009 and did not impact the Company’s consolidated financial statements. The Company evaluated for subsequent events through March 15, 2010, the issuance date of the Company’s financial statements.

(b) Consolidated financial statements as of June 30, 2010 and for the fiscal quarter and six-months ended June 30, 2010 (unaudited).

CLS CAPITAL GROUP, INC.

A Development Stage Company

BALANCE SHEETS

	June 30,	December 31,
	2010	2009
	(unaudited)	(audited)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents,	$120	$120

TOTAL ASSETS	$120	$120

LIABILITIES AND STOCKHOLDER’S DEFICIT

CURRENT LIABILITIES
Accrued expenses	$7,000	$4,681
Shareholder advances	9,557	1,526

TOTAL LIABILITIES	$16,557	$6,207

STOCKHOLDER’S DEFICIT:
Preferred stock, $.0001 par value; 10,000,000 shares authorized; none issued and outstanding		-
Common stock, $.0001 par value; 100,000,000 shares authorized; 18,250,000 shares issued and outstanding at June 30, 2010 and December 31, 2009	1,825	1,825
Additional paid-in capital	3,875	3,875

Deficit accumulated during the development stage	(20,437)	(10,087)
Stock subscription receivable	(1,700)	(1,700)

TOTAL STOCKHOLDER’S DEFICIT	(16,437)	(6,087)

TOTAL LIABILITIES AND STOCKHOLDER’S DEFICIT	$120	$120

See notes to unaudited financial statements.

CLS CAPITAL GROUP, INC.

(A Development Stage Company)

Statements of Operations

 (Unaudited)

	Three Months ended June 30		Six Months ended June 30,		Cumulative from April 29, 2008 (Inception) to June 30,
	2010	2009	2010	2009	2010
Revenues	$-	$-	$-	$-	$-

Operating Expenses
General and administrative	3,350	2,035	10,350	3,785	20,437

Net Operating Expenses	3,350	2,035	10,350	3,785	20,437

Net Loss	$(3,350)	$(2,035)	$(10,350)	$(3,785)	$(20,437)

PER SHARE INFORMATION:
Basic and diluted, net loss per share	$(.00)	$(.00)	$(.00)	$(.00)

Basic and diluted, weighted average shares outstanding	18,250,000	5,000,000	18,250,000	5,000,000

See notes to unaudited financial statements

CLS CAPITAL GROUP, INC.

A Development Stage Company

STATEMENTS OF CASH FLOWS

(unaudited)

	For the Six Months ended June 30, 2010	For the Six Months ended June 30, 2009	For the Cumulative Period from Inception (April 29, 2008) through June 30, 2010

CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss)	$(10,350)	$(3,785)	$(18,402)
Increase (decrease) in accounts payable	2,319	2,435	5,665
Net cash used in operating activities	(8,031)	(1,350)	(12,737)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock	-	-	4,000
Shareholder advances	8,031	1,350	8,857
Net cash provided by financing activities	8,031	1,350	112,857

NET INCREASE IN CASH AND CASH EQUIVALENTS	-	-	120

Cash and cash equivalents at beginning of period	120	2,000	-

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$120	$2,000	$120

SUPPLEMENTAL DISCLOSURES:
Cash paid during the period:
Income taxes	-	-	-
Interest expense	-	-	-

Noncash investing and financing activities:
Proceeds from the issuance of common stock	-	-	1,700
Cancellation of common shares	-	-	(375)
Additional paid-in capital	-	-	375
Stock subscription receivable	-	-	(1,700)

See notes to unaudited financial statements.

CLS CAPITAL GROUP, INC.

A Development Stage Company

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2010

NOTE 1        -      ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

 (a)          Organization and Business:

 CLS Capital Group, Inc. (formerly known as Accelerated Acquisitions III, Inc.) (“the Company”) was incorporated in the state of Delaware on April 29, 2008 for the purpose of raising capital that is intended to be used in connection with its business plan which may include a possible merger, acquisition or other business combination with an operating business. On April 26, 2010, the Company changed its business plan and has now become a specialty investment company principally providing capital and other assistance to start-up and micro companies. The Company intends to focus its portfolio in a wide variety of different sectors including but not limited to alternative resources, technology, biotech, insurance, and services. Our investment objective is to maximize our portfolio’s total return by using a unique financing models that collateralizes traditional loan using investment grade fixed income instruments, such as CD, Bonds, Medium Term Notes, etc. and investing in the debt and/or equity securities of start-up and micro companies. We also seek to provide our stockholders with current income on investments in debt securities and long-term capital growth through the appreciation in the value of warrants or other equity instruments that we may receive when we make debt investments or equity investments.

The Company is currently in the development stage. All activities of the Company to date relate to its organization, initial funding and share issuances.

(b)           Basis of Presentation

The accompanying Interim Financial Statements are unaudited and have been prepared in accordance with accounting principles generally accepted for interim financial statement presentation and in accordance with the instructions to Regulations S-K.  Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statement presentation. In the opinion of management, all adjustments for a fair statement of the results and operations and financial position for the interim periods presented have been included.  All such adjustments are of a normal recurring nature. The financial information should be read in conjunction with the Financial Statements and notes thereto included in the Company’s Form 10-K Annual Report for the year ended December 31, 2009 and the Company’s Registration Statement on Form 10. The June 30, 2010 consolidated financial statements presented herein may not be indicative of the results of the Company for the year ending December 31, 2010.

(c)           Going Concern

The accompanying financial statements have been prepared on a going concern basis, which assumes the Company will realize its assets and discharge its liabilities in the normal course of business. As reflected in the accompanying financial statements, the Company has a deficit accumulated during the development stage of $20,437, used cash from operations of $20,437 since its inception, and has negative working capital of $16,437 at June 30, 2010. The Company’s ability to continue as a going concern is dependent upon its ability to generate future profitable operations and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. The Company’s ability to continue as a going concern is also

CLS CAPITAL GROUP, INC.

A Development Stage Company

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2010

NOTE 1        -      ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CON’T):

dependent on its ability to find a suitable target company and enter into a possible reverse merger with such company. Management’s plan includes obtaining additional funds by equity financing through a reverse merger transaction and/or related party advances, however there is no assurance of additional funding being available. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might arise as a result of this uncertainty.

  (d)         Use of Estimates:

 The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 2        -      INCOME TAXES:

The Company has incurred net operating losses since inception. The Company has not reflected any benefit of such net operating loss carry forward in the financial statements.

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income.

Based on the level of historical taxable losses and projections of future taxable income (losses) over the periods in which the deferred tax assets can be realized, management currently believes that it is more likely than not that the Company will not realize the benefits of these deductible differences. Accordingly, the Company has provided a valuation allowance against the gross deferred tax assets as follows:

	June 30, 2010	December 31, 2009
Gross deferred tax assets	6,131	3,400
Valuation allowance	(6,131)	(3,400)
Net deferred tax asset	—	—

CLS CAPITAL GROUP, INC.

A Development Stage Company

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2010

NOTE 2        -      INCOME TAXES (CON’T):

As of June 30, 2010, $20,437 the federal net operating loss carryforwards expire in the tax years 2028 and 2029.

Federal tax laws impose significant restrictions on the utilization of net operating loss carryforwards and research and development credits in the event of a change in ownership of the Company, as defined by the Internal Revenue Code Section 382. The Company’s net operating loss carryforwards and research and development credits may be subject to the above limitations.

 The relevant FASB standard resulted in no adjustments to the Company’s liability for unrecognized tax benefits. As of both the date of adoption and as of June 30. 2010 there were no unrecognizable tax benefits. Accordingly, a tabular reconciliation from beginning to ending periods is not provided. The Company will classify any future interest and penalties as a component of income tax expense if incurred. To date, there have been no interest or penalties charged or accrued in relation to unrecognized tax benefits.  The Company is subject to federal and state examinations for the year 2008 forward. There are no tax examinations currently in progress.

NOTE 3        -      RECENT ACCOUNTING PRONOUNCEMENTS:

In February 2010, the FASB issued amended guidance on subsequent events to alleviate potential conflicts between FASB guidance and SEC requirements. Under this amended guidance, SEC filers are no longer required to disclose the date through which subsequent events have been evaluated in originally issued and revised financial statements. This guidance was effective immediately and we adopted these new requirements for the period ended June 30, 2010. The adoption of this guidance did not have a material impact on our financial statements.

In February 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-08 (ASU 2010-08), Technical Corrections to Various Topics. This amendment eliminated inconsistencies and outdated provisions and provided the needed clarifications to various topics within Topic 815.  The amendments are effective for the first reporting period (including interim periods) beginning after issuance (February 2, 2010), except for certain amendments.  The amendments to the guidance on accounting for income taxes in a reorganization (Subtopic 852-740) should be applied to reorganizations for which the date of the reorganization is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008.  For those reorganizations reflected in interim financial statements issued before the amendments in this Update are effective, retrospective application is required.  The clarifications of the guidance on the embedded derivates and hedging (Subtopic 815-15) are effective for fiscal years beginning after December 15, 2009, and should be applied to existing contracts (hybrid instruments)

CLS CAPITAL GROUP, INC.

A Development Stage Company

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2010

NOTE 3        -      RECENT ACCOUNTING PRONOUNCEMENTS (CON’T):

Containing embedded derivative features at the date of adoption.  The Company does not expect the provisions of ASU 2010-08 to have a material effect on the financial position, results of operations or cash flows of the Company.

In January 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-07 (ASU 2010-07), Not-for-Profit Entities (Topic 958): Not-for-Profit Entities: Mergers and Acquisitions.  This amendment to Topic 958 has occurred as a result of the issuance of FAS 164.  The Company does not expect the provisions of ASU 2010-07 to have a material effect on the financial position, results of operations or cash flows of the Company.

In January 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-06 (ASU 2010-06), Fair Value Measurements and Disclosures (Topic 820): Improving Disclosures about Fair Value Measurements.  This amendment to Topic 820 has improved disclosures about fair value measurements on the basis of input received from the users of financial statements.  This is effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements.  Those disclosures are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years.  Early adoption is permitted.  The Company does not expect the provisions of ASU 2010-06 to have a material effect on the financial position, results of operations or cash flows of the Company.

In January 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-05 (ASU 2010-05), Compensation – Stock Compensation (Topic 718).  This standard codifies EITF Topic D-110 Escrowed Share Arrangements and the Presumption of Compensation.

In January 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-04 (ASU 2010-04), Accounting for Various Topics—Technical Corrections to SEC Paragraphs.

In January 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-03 (ASU 2010-03), Extractive Activities—Oil and Gas (Topic 932): Oil and Gas Reserve Estimation and Disclosures.  This amendment to Topic 932 has improved the reserve estimation and disclosure requirements by (1) updating the reserve estimation requirements for changes in practice and technology that have occurred over the last several decades and (2) expanding the disclosure requirements for equity method investments.  This is effective for annual reporting periods ending on or after December 31, 2009.  However, an entity that becomes subject to the disclosures because of the change to the definition oil- and gas- producing activities may elect to provide those disclosures in annual periods beginning after December 31, 2009.  Early adoption is not permitted.  The Company does not expect the provisions of ASU 2010-03 to have a material effect on the financial position, results of operations or cash flows of the Company.

In January 2010, the FASB issued Accounting Standards Update 2010-02, Consolidation (Topic 810): Accounting and Reporting for Decreases in Ownership of a Subsidiary.  This amendment to Topic 810

CLS CAPITAL GROUP, INC.

A Development Stage Company

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2010

NOTE 3        -      RECENT ACCOUNTING PRONOUNCEMENTS (CON’T):

clarifies, but does not change, the scope of current US GAAP.  It clarifies the decrease in ownership provisions of Subtopic 810-10 and removes the potential conflict between guidance in that Subtopic and asset derecognition and gain or loss recognition guidance that may exist in other US GAAP.  An entity will be required to follow the amended guidance beginning in the period that it first adopts FAS 160 (now included in Subtopic 810-10).  For those entities that have already adopted FAS 160, the amendments are effective at the beginning of the first interim or annual reporting period ending on or after December 15, 2009. The amendments should be applied retrospectively to the first period that an entity adopted FAS 160.  The Company does not expect the provisions of ASU 2010-02 to have a material effect on the financial position, results of operations or cash flows of the Company.

In January 2010, the FASB issued Accounting Standards Update 2010-01, Equity (Topic 505): Accounting for Distributions to Shareholders with Components of Stock and Cash (A Consensus of the FASB Emerging Issues Task Force).  This amendment to Topic 505 clarifies the stock portion of a distribution to shareholders that allows them to elect to receive cash or stock with a limit on the amount of cash that will be distributed is not a stock dividend for purposes of applying Topics 505 and 260. Effective for interim and annual periods ending on or after December 15, 2009, and would be applied on a retrospective basis.  The Company does not expect the provisions of ASU 2010-01 to have a material effect on the financial position, results of operations or cash flows of the Company.

NOTE 4        -      MATERIAL CONTRACTS:

On April 26, 2010, the Company entered into an Assignment of Rights Under Servicing Agreements (“Servicing Agreement”) with CLS Capital Group LLC (“LLC”).  Pursuant to the terms of the Servicing Agreement, LLC agreed to assign to the Company certain rights and obligations with respect to a loan portfolio of approximately $8.9 billion.  Pursuant to the Servicing Agreement, the Company will assume the obligations of LLC to service the loans in the portfolio and earn fees with respect to such services.  The Servicing Agreement was mutually rescinded by the parties on October 4, 2010.  Prior to its rescission, the Company did not undertake any business activities in furtherance of any rights granted under the Servicing Agreement and the Company has no obligations, direct or contingent, pursuant to the terms of the Servicing Agreement.

NOTE 5        -      SUBSEQUENT EVENTS:

On July 1, 2010, the Company completed an offering of common shares under the provisions of the Delaware General Corporation Law and under an exemption detailed in Regulation D issued pursuant to the Securities Act of 1933. The Company sold a total of 136,850 common shares at a price of $2.00 per share to a total of thirty-eight investors. The Company raised a total of $273,700 in this offering.

The information contained in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

[RESALE PROSPECTUS ALTERNATE PAGE]

  Subject to Completion, Dated October __, 2010

    184,850 Shares

CLS CAPITAL GROUP, INC.

Common Stock

This prospectus relates to 184,850 shares of common stock that may be sold from time to time by the selling stockholders named in this prospectus.

The selling stockholders may sell shares of common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. We will not receive any proceeds from the sales of outstanding shares of common stock by the selling stockholders, but we will receive funds from the exercise of warrants held by the selling stockholders, if exercised for cash.

Our common stock is not quoted on any market or exchange.

Investing in our common stock involves risks. See "Risk Factors" beginning on page __ of this prospectus.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of anyone's investment in these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is          , 2010.

[RESALE PROSPECTUS ALTERNATIVE PAGE]

You should rely only on the information provided in this prospectus. Neither we nor the selling stockholders have authorized anyone to provide you with additional or different information. The selling stockholders are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should assume that the information in this prospectus is accurate only as of the date on the front of the document.

[RESALE PROSPECTUS ALTERNATE PAGE]

The Offering

Shares of common stock offered by selling stockholders	184,850 shares held by the selling stockholders. This number represents less than 1% of our current outstanding common stock, on a fully diluted basis(1).

Shares of common stock outstanding after the offering(2)	18,386,850 shares.

Use of proceeds	We will not receive any proceeds from the sale of common stock by the selling stockholders.

Risk factors	See “Risk Factors” and other information included in this prospectus for a discussion of the risks you should carefully consider before deciding to invest in our common stock.

Trading market	Our common stock is not quoted on any market or exchange.

(1)	Based on 18,386,850 shares of common stock issued and outstanding as of September 21, 2010.
(2)	Does not include up to 5,000,000 additional shares concurrently offered by the Company

[RESALE PROSPECTUS ALTERNATE PAGE]

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of common stock by the selling stockholders.

[RESALE PROSPECTUS ALTERNATE PAGE]

SELLING SECURITY HOLDERS

The following table sets forth the shares beneficially owned, as of the date of this prospectus, by the selling stockholders prior to the offering contemplated by this prospectus, the number of shares each selling stockholder is offering by this prospectus and the number of shares which each selling stockholder would own beneficially if all such offered shares are sold.  None of the selling stockholders is known to us to be a registered broker-dealer or an affiliate of a registered broker-dealer.  Each of the selling stockholders has acquired his, her or its shares solely for investment and not with a view to or for resale or distribution of such securities.  Beneficial ownership is determined in accordance with SEC rules and includes voting or investment power with respect to the securities.

Name(1)	Shares of common stock owned prior to the offering	Shares of common stock to be sold(2)	Shares of common stock owned after the offering	Percentage of common stock owned after this offering
Accelerated Venture Partners LLC.	1,250,000	46,000	1,204,000	6.55%
Bryan Wilson	200	200	-0-	-0-%
Francis Oruma	50,000	50,000	-0-	-0-%
Kimberly Blount	200	200	-0-	-0-%
Jessica Nappere	200	200	-0-	-0-%
Michael Nappere	200	200	-0-	-0-%
Angela Blount	200	200	-0-	-0-%
Jacqueline Blount	200	200	-0-	-0-%
Lorenzo White	200	200	-0-	-0-%
Robert White	200	200	-0-	-0-%
Harambee Investment Club	200	200	-0-	-0-%
Walter Turner	35,000	35,000	-0-	-0-%
Talitha Napper	200	200	-0-	-0-%
Sheikinah Napper	200	200	-0-	-0-%
Redell Napper Sr.	200	200	-0-	-0-%
Kevin Napper	200	200	-0-	-0-%
Marvin Burgess	200	200	-0-	-0-%
Debra Napper	200	200	-0-	-0-%
Saul Allen	200	200	-0-	-0-%
Rodney Watson	200	200	-0-	-0-%
Thomas K Nelson	200	200	-0-	-0-%
Crystal Bagner	200	200	-0-	-0-%
Robbin Hackney	200	200	-0-	-0-%
Walter Jenkins	200	200	-0-	-0-%
Robert Russell	200	200	-0-	-0-%
Rene Uballe	5,000	5,000	-0-	-0-%
Wendy Uballe	10,200	10,200	-0-	-0-%
Brian J Searles	200	200	-0-	-0-%
Michael D. Repass	200	200	-0-	-0-%
Herby S.Guilliod	400	400	-0-	-0-%
Bret Richards	200	200	-0-	-0-%
Timothy W. Harrison	200	200	-0-	-0-%
Kris K. Newman	10,200	10,200	-0-	-0-%
Stephen R. Uballe	5,200	5,200	-0-	-0-%
Nikki K. Newman	200	200	-0-	-0-%
Virginia Olivias	5,000	5,000	-0-	-0-%
J Michael Newman	200	200	-0-	-0-%
Cheryl Young	10,000	10,000	-0-	-0-%
Raymond Garcia	250	250	-0-	-0-%

Total	1,388,850	184,850	1,204,000	6.55%

(1)
All shares are owned of record and beneficially unless otherwise indicated. Beneficial ownership information for the selling stockholders is provided as of September 21, 2010 based upon information provided by the selling stockholders or otherwise known to us.

(2)	Assumes the sale of all shares of common stock registered pursuant to this prospectus. The selling stockholders are under no obligation known to us to sell any shares of common stock at this time.

[RESALE PROSPECTUS ALTERNATE PAGE]

PLAN OF DISTRIBUTION

The selling stockholders may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions.  If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commission or agent’s commissions.  The selling stockholders have advised us that they will sell the shares of common stock from time to time in the open market, at the initial offering price of $2.00 per share, which was the price they paid for their shares, until the shares are quoted on the OTC Bulletin Board or national securities exchange, at which point the selling securities holders may sell the registered shares at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or negotiated prices.  The selling stockholders may use any one or more of the following methods when selling shares:

•	any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

 The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

The selling stockholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated.  The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.  Any profits on the resale of shares of common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act.  Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a selling stockholder.  The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

In connection with the sale of the shares of common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume.

The selling stockholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales.  The selling stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.  The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.  The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.  The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales.  In such event, any commissions paid, or any discounts or concessions allowed to, such broker-dealers or agents and any profit realized on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.  At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.  Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers.  In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.  There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the shelf registration statement, of which this prospectus forms a part.

Each selling stockholder has informed us that it does not have any agreement or understanding, directly or indirectly, with any person to distribute the common stock.  None of the selling stockholders who are affiliates of broker-dealers, other than the initial purchasers in private transactions, purchased the shares of common stock outside of the ordinary course of business or, at the time of the purchase of the common stock, had any agreements, plans or understandings, directly or indirectly, with any person to distribute the securities.

We are paying all fees and expenses incident to the registration of the shares of common stock.  Except as provided for indemnification of the selling stockholders, we are not obligated to pay any of the expenses of any attorney or other advisor engaged by a selling stockholder.  We have not agreed to indemnify any selling stockholders against losses, claims, damages and liabilities, including liabilities under the Securities Act.

If we are notified by any selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus.  If the selling stockholders use this prospectus for any sale of the shares of common stock, they will be subject to the prospectus delivery requirements of the Securities Act.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of our common stock and activities of the selling stockholders, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person.  Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in passive market-making activities with respect to the shares of common stock.  Passive market making involves transactions in which a market maker acts as both our underwriter and as a purchaser of our common stock in the secondary market.  All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

We will not receive any proceeds from the sale of any shares by the selling stockholders. We have agreed to bear expenses incurred by the selling stockholders that relate to the registration of the shares being offered and sold by the selling stockholders, including the SEC registration fee and legal, accounting, printing and other expenses of this offering.

 [RESALE PROSPECTUS ALTERNATE PAGE]

LEGAL MATTERS

The validity of the shares of common stock offered by this prospectus and certain other legal matters will be passed upon for us by the Law Offices of Robert Diener.

EXPERTS

Our financial statements from inception (April 29, 2008) through December 31, 2008, for the fiscal year ended December 31, 2009, and the three  and six month periods ended  June 30, 2010 and June 30, 2009 along with the related consolidated statements of operations, stockholders’ equity and cash flows in this prospectus have been audited by Paritz & Company P.C. of Hackensack, New Jersey, independent registered public accounting firm, to the extent and for the periods set forth in their report, and are set forth in this prospectus in reliance upon such report given upon the authority of them as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 with the SEC in connection with this offering. In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy the registration statement and any other documents we have filed at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to the public at the SEC’s website at http://www.sec.gov.

This prospectus is part of the registration statement and does not contain all of the information included in the registration statement. Whenever a reference is made in this prospectus to any of our contracts or other documents, the reference may not be complete and, for a copy of the contract or document, you should refer to the exhibits that are a part of the registration statement.

[RESALE PROSPECTUS ALTERNATE PAGE]

[number] Shares

CLS CAPITAL GROUP, INC.

Common Stock

PROSPECTUS

, 2010

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.     Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by us in connection with the sale of common stock being registered.  Although we will receive no proceeds from the sale of shares by our selling shareholders, we have agreed to bear the costs and expenses of the registration of those shares.

Nature of expense	Amount
SEC Registration fee	$750
Accounting fees and expenses	$5,000
Legal fees and expenses	$15,000
Printing expenses	$2,000
Miscellaneous	$27,250

TOTAL	$50,000

All amounts are estimates other than the Securities and Exchange Commission’s registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by any selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 14. Indemnification of Directors and Officers

Our bylaws provide for the indemnification of our present and prior directors and officers or any person who may have served at our request as a director or officer of another corporation in which we own shares of capital stock or of which we are a creditor, against expenses actually and reasonably incurred by them in connection with the defense of any actions, suits or proceedings in which they, or any of them, are made parties, or a party, by reason of being or having been director(s) or officer(s) of us or of such other corporation, in the absence of negligence or misconduct in the performance of their duties. This indemnification policy could result in substantial expenditure by us, which we may be unable to recoup.

Insofar as indemnification by us for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling the company pursuant to provisions of our articles of association, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding, which may result in a claim for such indemnification.

Item 15. Recent Sales of Unregistered Securities

         Below is a list of securities sold by us within the past three years which were not registered under the Securities Act.

Name of Purchaser	Date of Sale	Title of Security	Amount of Securities Sold		Consideration
Accelerated Venture Partners LLC.	April 29, 2008	Common Stock	5,000,000	(1)	$4,000
Redell V Napper II	December 29, 2009	Common Stock	8,500,000		$850
Reynaldo Uballe, Jr	December 29, 2009	Common Stock	8,500,000		$850
Bryan Wilson	July 1, 2010	Common Stock	200		$400
Francis Oruma	July 1, 2010	Common Stock	50,000		$100,000
Kimberly Blount	July 1, 2010	Common Stock	200		$400
Jessica Nappere	July 1, 2010	Common Stock	200		$400
Michael Nappere	July 1, 2010	Common Stock	200		$4000
Angela Blount	July 1, 2010	Common Stock	200		$400
Jacqueline Blount	July 1, 2010	Common Stock	200		$400
Lorenzo White	July 1, 2010	Common Stock	200		$400
Robert White	July 1, 2010	Common Stock	200		$400
Harambee Investment Club	July 1, 2010	Common Stock	200		$400
Walter Turner	July 1, 2010	Common Stock	35,000		$70,000
Virginia Olivias	July 1, 2010	Common Stock	5,000		$10,000
J Michael Newman	July 1, 2010	Common Stock	200		$400
Raymond Garcia	July 1, 2010	Common Stock	250		$500
Talitha Napper	July 1, 2010	Common Stock	200		$400
Sheikinah Napper	July 1, 2010	Common Stock	200		$400
Redell Napper Sr.	July 1, 2010	Common Stock	200		$400
Kevin Napper	July 1, 2010	Common Stock	200		$400
Cheryl Young	July 1, 2010	Common Stock	10,000		$20,000
Marvin Burgess	July 1, 2010	Common Stock	200		$400
Debra Napper	July 1, 2010	Common Stock	200		$400
Saul Allen	July 1, 2010	Common Stock	200		$400
Rodney Watson	July 1, 2010	Common Stock	200		$400
Thomas K Nelson	July 1, 2010	Common Stock	200		$400
Crystal Bagner	July 1, 2010	Common Stock	200		$400
Robbin Hackney	July 1, 2010	Common Stock	200		$400
Walter Jenkins	July 1, 2010	Common Stock	200		$400
Robert Russell	July 1, 2010	Common Stock	200		$400
Rene Uballe	July 1, 2010	Common Stock	5,000		$10,000
Wendy Uballe	July 1, 2010	Common Stock	10,200		$20,400
Brian J Searles	July 1, 2010	Common Stock	200		$400
Michael D. Repass	July 1, 2010	Common Stock	200		$400
Herby S.Guilliod	July 1, 2010	Common Stock	200		$400
Brett Richards	July 1, 2010	Common Stock	200		$400
Timothy W. Harrison	July 1, 2010	Common Stock	200		$400
Kris K. Newman	July 1, 2010	Common Stock	10,200		$20,400
Stephen R. Uballe	July 1, 2010	Common Stock	5,200		$10,400
Nikki K. Newman	July 1, 2010	Common Stock	200		$400
(1)	3,750,000 of such shares were tendered to the Company for cancellation on December 29, 2009

The securities issued in the abovementioned transactions were issued in connection with private placements exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended, pursuant to the terms of Section 4(2) of that Act and Rule 506 of Regulation D.

Item 16.  Exhibits and Financial Statement Schedules

Exhibit No.	Description
3.1(i)	Articles of Incorporation of CLS CAPITAL GROUP, INC. (filed with Form 10 Registration Statement filed on August 28, 2008 and incorporated by reference)
3.1(ii)	Bylaws of CLS CAPITAL GROUP, INC. (filed with Form 10 Registration Statement filed on August 28, 2008 and incorporated by reference)
5.1 (*)	Opinion of Robert Diener
10.1	Assignment of Servicing Agreement between Accelerated Acquisitions III and CLS Capital Group LLC. (filed with Form 8-K Registration Statement filed on April 29, 2010 and incorporated by reference)
23.1(*)	Legal Opinion of Robert Diener, Esq. (included with Exhibit 5.1)
23.2 (*)	Consent of Independent Auditors

(*) Filed herewith

Item 17. Undertakings

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants, pursuant to the provisions described under Item 15 or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification by it is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

 (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any acts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement (notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement); and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;  provided, however, that subparagraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

 (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

 (3) To remove from registration, by means of a post-effective amendment, any of the securities being registered which remain unsold at the termination of the offering.

 (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) if the registrant is relying on Rule 430B: (A) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and (B) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

 (6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

 (7) That for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

 (8) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Toledo in the State of Ohio on the 13th day of October, 2010.

CLS CAPITAL GROUP, INC.

By:	/s/ Redell Napper II
Redell Napper II Chief Executive Officer and Director

By:	/s/ Reynaldo Uballe, Jr
Reynaldo Uballe, Jr Chief Operations Officer and Director

By:	/s/ Helen Odum
Helen Odum
Secretary and Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following person in the capacities and date stated.

/s/ Redell Napper II	October 13, 2010
Redell Napper II Chief Executive Officer and Director (Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer)

/s/ Reynaldo Uballe, Jr	October 13, 2010
Reynaldo Uballe, Jr Chief Operations Officer and Director

/s/ Helen Odum	October 13, 2010
Helen Odum Secretary and Director

EXHIBIT LIST

Exhibit No.	Description
3.1(i)	Articles of Incorporation of CLS CAPITAL GROUP, INC. (filed with Form 10 Registration Statement filed on August 28, 2008 and incorporated by reference)
3.1(ii)	Bylaws of CLS CAPITAL GROUP, INC. (filed with Form 10 Registration Statement filed on August 28, 2008 and incorporated by reference)
5.1 (*)	Opinion of Robert Diener
10.1	Assignment of Servicing Agreement between Accelerated Acquisitions III and CLS Capital Group LLC. (filed with Form 8-K Registration Statement filed on April 29, 2010 and incorporated by reference)
23.1(*)	Legal Opinion of Robert Diener, Esq. (included with Exhibit 5.1)
23.2 (*)	Consent of Independent Auditors

(*) Filed herewith